SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Allegheny Energy, Inc.

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ALLEGHENY ENERGY, INC.

Notice of Annual Meeting

of Stockholders

to be held on November 14, 2003

and Proxy Statement

10435 Downsville Pike

Hagerstown, Maryland 21740

October 14, 2003

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ALLEGHENY ENERGY, INC. will be held in the Empire State Ballroom B, The Grand Hyatt New York, Park Avenue at Grand Central Station, New York, N.Y., on November 14, 2003, at 10:00 A.M., New York time, for the following purposes:

  (1)    To elect three directors to hold office until 2006 and until their successors are duly elected and qualified;

  (2)    To approve the appointment of independent accountants;

  (3)    If presented, to consider and vote upon a shareholder proposal regarding “poison pills”;

  (4)    If presented, to consider and vote upon a shareholder proposal regarding “indexed options”;

  (5)    If presented, to consider and vote upon a shareholder proposal regarding “performance-based stock options”;

  (6)    If presented, to consider and vote upon a shareholder proposal regarding “option expensing”;

  (7)    If presented, to consider and vote upon a shareholder proposal regarding an “independent board chairman”;

  (8)    If presented, to consider and vote upon a shareholder proposal to “allow simple majority vote”;

  (9)    If presented, to consider and vote upon a shareholder proposal regarding “annual election of directors”;

(10)    If presented, to consider and vote upon a shareholder proposal regarding “auditor fees”;

(11)    If presented, to consider and vote upon a shareholder proposal regarding “reincorporation” of the corporation; and

(12)    To transact such other business as may properly come before the meeting or any adjournment thereof.

Holders of record at the close of business on September 29, 2003 will be entitled to vote at the meeting.

By Order of the Board of Directors,

ROBERT T. VOGLER
Acting Secretary

PROXY STATEMENT

Proxies in the form enclosed are solicited by the Board of Directors of Allegheny Energy, Inc. (the Company), 10435 Downsville Pike, Hagerstown, Maryland 21740, for the Annual Meeting of Stockholders to be held on November 14, 2003. This year’s annual meeting was delayed pending completion of the Company’s audited financial statements as of and for the year ended December 31, 2002. Those financial statements have now been completed and are included in the Annual Report for 2002 being mailed to stockholders with this proxy statement and the form of proxy. The Company intends to revert to its usual schedule and to hold the next annual meeting of stockholders in May 2004.

The proxy card provided each stockholder by the Company covers the total number of shares registered in his or her name and, in the case of participants in the Company’s Dividend Reinvestment and Stock Purchase Plan, the shares held for his or her account under the Plan. A proxy may be revoked at any time prior to its exercise by written notice to the Company, by submission of another proxy bearing a later date, or by voting in person at the meeting. A vote through the Internet or by telephone may be revoked by executing a later-dated proxy card, by subsequently voting through the Internet or by telephone, or by attending the annual meeting and voting in person. Attending the annual meeting will not automatically revoke your prior Internet or telephone vote or your proxy.

At the close of business on September 29, 2003, which is the record date for stockholders entitled to vote at the meeting, there were outstanding 126,975,551 shares of common stock, each entitled to one vote. In elections of directors, each holder entitled to vote is entitled to as many votes as shall equal the number of shares held multiplied by the number of directors to be elected and may cast all of such votes for a single director or may distribute them among the number of directors to be elected or any two or more of them. There are no conditions precedent to the exercise of these cumulative voting rights.

The presence in person or by proxy of the holders of record of a majority of the outstanding shares of common stock entitled to vote constitutes a quorum. The affirmative vote of a majority of all the votes cast is required for the election of each director. The affirmative vote of a majority of all the votes cast is required for approval of the appointment of PricewaterhouseCoopers LLP as independent accountants and for the proposals. Abstentions are counted only for purposes of determining whether a quorum is present. Broker nonvotes are not treated as votes.

The approximate date on which the proxy statement and form of proxy are first being sent or given to stockholders is October 14, 2003.

1-ELECTION OF DIRECTORS

The Board of Directors is divided into three classes, with each class serving a three-year term and one class being elected each year. The nine director positions on the current Board are divided into Classes I, II, and III, with three members each. The term of office of the Class I directors expires this year. Therefore, this is the only class of directors standing for election this year. The term of Class II directors ends in 2004 and of Class III directors in 2005. At this and future annual meetings of the stockholders, the successors to the class of directors whose term expires that year will be elected for a three-year term. The Board met 13 times in 2002.

Mr. Wendell F. Holland, whose term was set to expire in 2003, resigned as director of the Company effective September 17, 2003 in order to assume a position as Commissioner with the Pennsylvania Public Utility Commission. Mr. James J. Hoecker, whose term was set to expire in 2004, resigned as director effective October 13, 2003 to devote his full energy to the practice of law and other pursuits. Mr. Cyrus F. Freidheim, Jr. was elected by the Board to fill the vacancy created by the resignation of Mr. Hoecker. Mr. Lewis B. Campbell, whose term expires in 2003, has chosen not to stand for re-election.

The proxies received, unless marked to the contrary, will be voted for the election of the following persons who are the nominees of the Board of Directors at this election. The Board of Directors does not expect that any of the nominees will become unable to serve as a director, but if that should occur for any reason prior to the meeting, the proxy holders reserve the right to name another person of their choice.

Director, Principal Occupation, Other Directorships, Business Experience, and Company Board and Committee Meeting Attendance	Age	Director of the Company Since
Nominees for Election for the Class of Directors Whose Term Expires in 2006

H. FURLONG BALDWIN	71	*
Mr. Baldwin does not presently serve as a Director of the Company. Chairman and Director, The NASDAQ Stock Market, Inc.; Director, W.R. Grace & Co., Platinum Underwriters Holdings, Ltd., and the Wills Group; Governor, National Association of Securities Dealers, Inc. Former Chairman, President and CEO, Mercantile Bankshares Corp. and Mercantile Safe Deposit & Trust Co. Former Director, Mercantile Bankshares Corp., Constellation Energy Group, CSX Corp., and The St. Paul Companies, Inc. Member of Johns Hopkins Medicine Board of Trustees (past Chairman) and Johns Hopkins University Board of Trustees (emeritus).
2002 Attendance: *
2003 Attendance: *
* Mr. Baldwin was not a Director of the Company in 2002 or 2003.

JULIA L. JOHNSON	40	**
Ms. Johnson does not presently serve as a Director of the Company. President, Netcommunications, Inc.; Director of Mastec; Member of the DOE/NARUC Energy Market Access Board and Florida State Board of Education. Former Senior Vice President of Communications and Marketing, Milcom Technologies. Former Chairman and Commissioner, Florida Public Service Commission.
2002 Attendance: **
2003 Attendance: **
** Ms. Johnson was not a Director of the Company in 2002 or 2003.

GUNNAR E. SARSTEN (4)(5c)(6)	66	1992
Consulting Professional Engineer. Formerly, President and Chief Operating Officer of Morrison Knudsen Corporation; President and Chief Executive Officer of United Engineers & Constructors International, Inc.; and Deputy Chairman of the Third District Federal Reserve Bank in Philadelphia.
2002 Attendance: 21 of 21
2003 Attendance through September 15, 2003: 45 of 46

The Directors whose terms continue are as follows:

Directors Whose Terms Expire in 2004

ELEANOR BAUM (1)(3c)(4)	63	1988
Dean of The Albert Nerken School of Engineering of The Cooper Union for the Advancement of Science and Art; Director of Avnet, Inc. and United States Trust Company; Chair of the Engineering Workforce Commission; Fellow of the Institute of Electrical and Electronic Engineers; and Past Chairman of the Board of Governors, New York Academy of Sciences. Formerly, President of the Accreditation Board for Engineering and Technology and President of the American Society for Engineering Education.
2002 Attendance: 45 of 45
2003 Attendance through September 15, 2003: 70 of 74

Director, Principal Occupation, Other Directorships, Business Experience, and Company Board and Committee Meeting Attendance	Age	Director of the Company Since
Directors Whose Terms Expire in 2004 (cont’d)

CYRUS F. FREIDHEIM, JR.	68	2003
Chairman and Chief Executive Officer, Chiquita Brands International, Inc. Formerly, Vice Chairman, Booz Allen Hamilton, Inc., at which Mr. Freidheim also served in various other leadership capacities from 1966 to 2002. Director, Household International, Inc.
2002 Attendance: ***
2003 Attendance: ***
*** Mr. Freidheim was elected Director effective October 13, 2003.

TED J. KLEISNER (1)(3)(5)	59	2001
President, CSX Hotels, Inc.; President, The Greenbrier Resort and Club Management Company; Director, Hershey Entertainment and Resorts Company; and Director, the American Hotel and Lodging Association. Member, Executive Advisory Board, the Daniels College of Business at the University of Denver. Member of the Board of Trustees for the Virginia Episcopal School and the Culinary Institute of America.
2002 Attendance: 18 of 19
2003 Attendance through September 15, 2003: 39 of 41

Directors Whose Terms Expire in 2005

PAUL J. EVANSON (2c)(3)(6)	62	2003
Chairman, President, and Chief Executive Officer of the Company and of Allegheny Energy Service Corporation and Chairman and Chief Executive Officer of the Company’s other principal subsidiaries, since June, 2003. Director of Lynch Interactive Corporation. Formerly, President of Florida Power and Light Company, FPL Group’s principal subsidiary, and a Director of FPL Group.
2002 Attendance: None. Mr. Evanson was elected Director effective June 16, 2003.
2003 Attendance through September 15, 2003: 11 of 11

FRANK A. METZ, JR. (2)(3)(4c)(6)	69	1984
Retired. Director of Solutia Inc. Formerly, Senior Vice President, Finance and Planning and Director of International Business Machines Corporation; and Director of Monsanto Company and Norrell Corporation.
2002 Attendance: 33 of 36
2003 Attendance through September 15, 2003: 53 of 58

STEVEN H. RICE (1c)(2)(3)(5)	60	1986
Attorney and Bank Consultant. Formerly, Director of LaJolla Bank and LaJolla Bancorp, Inc.; President, LaJolla Bank, Northeast Region; President and Chief Executive Officer of Stamford Federal Savings Bank; President of The Seamen’s Bank for Savings; and Director of the Royal Insurance Group, Inc.
2002 Attendance: 47 of 48
2003 Attendance through September 15, 2003: 74 of 74

(1)	Member of Audit Committee.
(2)	Member of Executive Committee.
(3)	Member of Finance Committee.
(4)	Member of Management Compensation and Development Committee (formerly, Management Review and Director Affairs Committee).
(5)	Member of Nominating and Governance Committee.
(6)	Member of Strategic Affairs Committee.
(c)	Current Committee Chairman.

COMPENSATION OF DIRECTORS

In 2002, directors who were not officers or employees (outside directors) received for all services to the Company (a) $22,000 in retainer fees, (b) $1,000 for each Board meeting attended, and (c) $1,000 for each committee meeting attended. Beginning in November 2002, the members of the Audit Committee received $1,200 for each meeting of the Audit Committee attended. The Chairman of each committee, other than the Executive Committee, receives an additional fee of $4,000 per year. The Chairman of the Audit Committee receives $8,000 per year.

Under an unfunded deferred compensation plan, an outside director may elect to defer receipt of all or part of his or her director’s fees for succeeding calendar years to be payable with accumulated interest when the director ceases to be such, in equal annual installments or, upon authorization by the Board of Directors, in a lump sum.

In addition to the foregoing compensation, the outside directors of the Company receive an annual retainer of $12,000 in shares of common stock, and also receive deferred stock units under the Deferred Stock Unit Plan for Outside Directors (“Plan”). The Plan provides for a lump sum payment (payable at the director’s election in one or more installments, including interest thereon equivalent to the dividend yield) to directors calculated by reference to the price of the common stock. Outside directors who serve at least five years on the Board and leave at or after age 65, or upon death, disability, or as otherwise directed by the Board, will receive the payments under the Plan. In 2002, the Company credited each outside director’s account with 375 deferred stock units.

CERTAIN RELATED TRANSACTIONS

In 2002 and 2003, the law firm Swidler Berlin Shereff Friedman, LLP performed legal services for Allegheny Energy companies. Mr. Hoecker, who resigned as a director effective October 13, 2003, is a partner at Swidler Berlin Shereff Friedman, LLP.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors currently appoints the following committees: Audit, Executive, Finance, Management Compensation and Development, Nominating and Governance, and Strategic Affairs. The current members of these committees are listed below.

Audit Committee.    Mr. Steven H. Rice (Chairman), Dr. Eleanor Baum, and Mr. Ted J. Kleisner. Mr. Kleisner was appointed to the Committee effective as of October 15, 2003. Mr. Holland served on the Committee and participated in its deliberations through September 17, 2003, when he resigned to join the Pennsylvania Public Utility Commission. Mr. Hoecker served on the Committee through October 13, 2003, when he resigned from the Board of Directors. Messrs. Holland and Hoecker participated in the deliberations described in the report of the Audit Committee set forth below through the respective dates of their resignations. The Audit Committee, which is made up of outside directors only, assists the Board in its oversight of internal controls, financial statements and the audit process, including the employment of independent accountants. The Audit Committee met 20 times in 2002.

Executive Committee.    Messrs. Paul J. Evanson (Chairman), Frank A. Metz, Jr., and Steven H. Rice. Mr. Evanson became Chairman on June 16, 2003. The Executive Committee has, with certain exceptions, all the powers of the Board when the Board is not in session. Six meetings were held in 2002.

Finance Committee.    Dr. Eleanor Baum (Chairman), and Messrs. Paul J. Evanson, Ted J. Kleisner, Frank A. Metz, Jr., and Steven H. Rice. Mr. Kleisner was appointed to the Committee effective May 9, 2002. Mr. Evanson was appointed to the Committee effective July 10, 2003. The Finance Committee reviews and makes recommendations to the Board with respect to financing, short-term borrowing policies and pension risk management. Furthermore, the Finance Committee reviews and makes recommendations to the Board, in conjunction with the Strategic Affairs Committee, with respect to matters related to any strategic acquisition, divestiture, joint venture, business combination, restructuring, or strategic initiative involving the Company. It met seven times in 2002.

Management Compensation and Development Committee.    Mr. Frank A. Metz, Jr. (Chairman), Dr. Eleanor Baum, and Messrs. Lewis B. Campbell and Gunnar E. Sarsten. The Management Compensation and Development Committee, which is made up of outside directors only, makes recommendations to the Board on certain matters concerning officers, including compensation and management succession. Until April 4, 2003, this Committee was named the Management Review and Director Affairs Committee and also served as the nominating committee for directors. The Committee met five times in 2002.

Nominating and Governance Committee.    Messrs. Gunnar E. Sarsten (Chairman), Ted J. Kleisner, and Steven H. Rice. The Nominating and Governance Committee, which is made up of outside directors only, was appointed on April 4, 2003. This Committee serves as the nominating committee for directors, reviews and makes recommendations to the Board with respect to corporate governance matters, and reviews director compensation and benefits. There were no meetings held in 2002. In addition to other candidates, the Committee will consider recommendations from stockholders for director nominees. Stockholders who wish to submit nominees for director for consideration by this Committee for election at the 2004 Annual Meeting of Stockholders may do so by submitting in writing such nominees’ names, in compliance with the procedures and along with the information required by the Company’s by-laws, to the Secretary of the Company at its principal executive office not less than 60 nor more than 90 days prior to the date of the meeting; provided, however, that if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 70 days prior to the date of the meeting, such names shall be submitted not more than 10 days after such date is first announced or disclosed.

Strategic Affairs Committee.    Messrs. Lewis B. Campbell (Chairman), Frank A. Metz, Jr. and Paul J. Evanson (ex-officio). Mr. Evanson became a member of this Committee effective June 16, 2003. The Strategic Affairs Committee reviews and makes recommendations, in cooperation with the Finance Committee, to the Board with respect to matters related to any strategic acquisition, divestiture, joint venture, business combination, restructuring, or strategic initiative involving the Company. Five meetings were held in 2002.

In 2002, the Board appointed a New Business Committee.    The Committee’s members were Messrs. Gunnar E. Sarsten (Chairman), Wendell F. Holland, Alan J. Noia, and Steven H. Rice. The New Business Committee reviewed and made recommendations to the Board with respect to the entry of the Company into new businesses and with respect to proposed budgets, business plans, and investments thereof. It met two times in 2002 and was dissolved on April 4, 2003.

CORPORATE GOVERNANCE PRACTICES

The Board of Directors has long been committed to sound and effective corporate governance practices. A substantial majority of the members of the Board have been outside directors (currently, all but one are outside directors), and key committees are comprised solely of outside directors. The Board has a longstanding practice of meeting in executive session with no members of management present. Due to changes in management during 2003, Mr. Hoecker served as Lead Director from April 18, 2003 to July 10, 2003. Beginning July 10, 2003, the Lead Director position was replaced with a Presiding Director position which provides Board leadership independent of management. The Board formed the Nominating and Governance Committee on April 4, 2003, to consider and recommend candidates for Board vacancies, actively recruit qualified candidates, review Board performance annually, review and make recommendations regarding Board leadership and all committees of the Board, monitor changes in applicable standards and developments in the corporate governance field generally, establish criteria for Board performance evaluations, and review and report to the Board on matters of corporate governance.

The Board adopted a comprehensive set of Corporate Governance Guidelines on July 10, 2003. These guidelines address a number of important governance issues including director independence, criteria for Board membership, expectations regarding attendance and participation at meetings, authority of the Board and committees to engage outside independent advisors as they deem appropriate, succession planning for the President and Chief Executive Officer, and annual Board evaluation. A copy of these guidelines is attached as Annex A to this proxy statement.

The Company’s management has closely reviewed internally and with the Board of Directors the provisions of the Sarbanes-Oxley Act of 2002, the related rules of the U.S. Securities and Exchange Commission and the proposed New York Stock Exchange Listing Standards regarding corporate governance policies and procedures. As a result of this review process, the Board of Directors has now reexamined the formal charter setting forth the powers and responsibilities of the Audit Committee, and has substantially revised this charter, to be effective with the 2003 Annual Meeting of Stockholders, to reflect new and pending changes to the legal and New York Stock Exchange requirements that apply to the Audit Committee. A copy of the revised charter is attached as Annex B to this proxy statement. This review process also led to the adoption of the charter of the Nominating and Governance Committee, a copy of which is attached as Annex C to this proxy statement. As the New York Stock Exchange proposals continue to evolve, the Board will continue to assess these charters to ensure full compliance with the applicable requirements.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors maintains an Audit Committee, composed of at least three of the Company’s outside directors. The Board of Directors has determined in their business judgment that the Audit Committee’s composition satisfies the rules of the New York Stock Exchange that govern Audit Committee composition, including the requirement that Audit Committee members all be independent and financially literate. The Board of Directors has adopted a written charter for the Audit Committee. This charter was substantially revised, to be effective with the 2003 Annual Meeting of Stockholders, to reflect new and pending changes to the legal and New York Stock Exchange requirements that apply to the Audit Committee. A copy of the revised charter is attached as Annex B to the Proxy Statement.

Management has the primary responsibility for financial statements and the reporting process, including internal controls. The Audit Committee assists the Board in its oversight of internal controls, financial statements, and the audit process. Over the past several years, as the Company rapidly grew its energy supply and trading business, including through acquisitions of a major energy trading business and other assets, and separated that business from the delivery business, the Company’s accounting function and internal controls were subjected to significant challenges. Management developed plans to adapt its accounting systems to meet these changes in the business, which it reviewed with the Audit Committee. The Audit Committee also monitored on a regular and ongoing basis management’s efforts to implement these plans. Notwithstanding reported progress in the implementation of these plans, the Audit Committee was advised by the independent auditors, PricewaterhouseCoopers LLP (PwC), by letter dated August 26, 2002, that PwC noted certain deficiencies involving the internal controls related to the Company’s energy trading operations and the failure of identified controls in preventing and/or detecting misstatements of accounting information that PwC considered to be material weaknesses under standards established by the American Institute of Certified Public Accountants. In light of that advice, the Audit Committee directed that management undertake a comprehensive program to address and resolve all of these concerns. The Audit Committee has closely monitored the comprehensive review of the Company’s financial processes, records and internal controls which ensued, meeting 37 times between August 1, 2002 and September 24, 2003. The Audit Committee retained independent counsel to advise it in connection with these matters. Due to the ongoing comprehensive financial review and accounting errors identified by the Company, the Company and its subsidiaries delayed the filing of their 2002 annual report on Form 10-K until September 25, 2003, and have not filed their quarterly reports on Form 10-Q for the periods ended September 30, 2002, March 31, 2003, and June 30, 2003. As a direct consequence of these and other problems, the Company has made substantial changes in its senior management.

In connection with the 2002 audit, the Company implemented corrective actions to mitigate the risk that its internal control discrepancies could lead to material misstatements in its financial statements. As discussed more fully in Item 14 of the Company’s 2002 Annual Report on Form 10-K, the Company developed and implemented a plan to perform significant additional procedures designed to mitigate the effects of the deficiencies in internal controls and hired outside professional services firms to assist in the performance of the additional procedures. These additional procedures successfully enabled the completion of the audit of the Company’s financial statements for 2002 by PwC. The Audit Committee monitored this process on a weekly basis. The Audit Committee has reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and clarity of the disclosures.

PwC, in its report dated September 12, 2003, has advised the Audit Committee of continuing material weaknesses noted during the 2002 audit. The Audit Committee discussed PwC’s findings with the new management team, and directed management to continue the Company’s efforts to address, and expeditiously resolve, these material weaknesses. Management informed the Audit Committee that it will continue to address and correct these material weaknesses, and will continue to engage outside professional service firms to assist the Company with the performance of its additional procedures to ensure the ongoing accuracy of the Company’s financial statements and improve the Company’s internal controls. The Audit Committee intends to monitor the progress of management’s program to resolve these problems.

Based on the results of its comprehensive financial review, the Company was able to determine that its financial statements for periods prior to 2002 do not require restatement as discussed in Note 2 to the consolidated financial statements. The Audit Committee reviewed this determination with management and PwC.

In view of the ongoing public debate about corporate financial reporting policies and practices and the issue of auditor independence, the Committee intends to reexamine its policies and practices annually to ensure that it continues to fully comply with changing legal and regulatory requirements and to address the concerns of the investing public.

The Audit Committee has reviewed with the Director, Audit Services, and PwC the overall scope and plans for their respective audits and has met with the Director, Audit Services, and PwC, with and without management present, to discuss audit results, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee has also reviewed PwC’s judgments as to the quality, and not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the Statement on Auditing Standards No. 61. The Audit Committee has also discussed with PwC that firm’s independence from management and from the Company, including the matters in the written disclosures below and its letter required by the Independence Standards Board, Standard No. 1. The Audit Committee has considered whether the provision of the services described below is compatible with maintaining PwC’s independence.

In reliance on the discussions and reviews described above and subject to the considerations discussed below, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the U.S. Securities and Exchange Commission.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are accurate and presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

The Audit Committee is recommending, subject to shareholder approval, the appointment of PwC as the Company’s independent accountants for the fiscal year 2003.

STEVEN H. RICE, Chairman

ELEANOR BAUM

JAMES J. HOECKER

AUDIT AND OTHER FEES

Set forth below are fees paid to PricewaterhouseCoopers LLP (PwC) in respect of 2002 and 2001 audit and audit-related services, and for tax services and other services rendered in 2002 and 2001. To date in 2003, the only services approved to be provided by PwC are audit and audit-related services.

Audit Fees

Fees and expenses for the audit of the 2002 financial statements and quarterly reviews were $8,861,865, including $5,032,589 paid in 2003. Fees and expenses for the audit of the 2001 financial statements and quarterly reviews were $2,908,100.

Audit-Related Fees

Fees and expenses for audit-related services were $202,787 for 2002 and $542,682 for 2001. These services include assurance and other additional services related to the audit of the Company’s financial statements and quarterly reviews.

Tax Fees

Fees and expenses for tax advisory, planning and compliance services were $146,577 for 2002 and $1,359,057 for 2001.

All Other Fees

Aggregate fees and expenses billed for all other services rendered by PwC were $1,928,903 for 2002 and $8,991,161 for 2001. These services include, among other things, consulting and actuarial services. Of those amounts, $1,855,947 for 2002 and $8,129,000 for 2001 represent fees and expenses for work done by PwC’s management consulting services unit on the Company’s financial system design and implementation project to replace the general ledger system. The system was successfully implemented on schedule and below budget during the first quarter of 2002. PwC had been chosen by the Company following review of proposals from seven firms, evaluation of references, and consideration of consulting team members’ depth of knowledge and experience relative to the project requirements. The Company made all project-related management and operating decisions on this project. While the Company believes provision of these consulting services worked satisfactorily, it determined in 2002 that it will no longer use PwC for financial system design and implementation projects.

2-APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Upon the recommendation of the Audit Committee, the Board of Directors has appointed PricewaterhouseCoopers LLP (PwC) as independent accountants for the Company to audit its consolidated financial statements for 2003 and to perform other audit-related services. Before any audit services are provided, however, they require review and approval by the Audit Committee. Provision by PwC of any non-audit services is also subject to prior approval by the Audit Committee.

The Board has directed that the appointment of PwC be submitted to the stockholders for approval. If the stockholders should not approve, the Audit Committee and the Board would reconsider the appointment. Representatives of PwC will be present at the annual meeting to make a statement, if they wish, and to answer questions.

The Board of Directors recommends a vote FOR the approval of the appointment of PricewaterhouseCoopers LLP as independent accountants and will so vote proxies received that do not otherwise specify.

SHAREHOLDER PROPOSALS

The following proposals, reproduced verbatim, have been submitted by shareholders for inclusion in this proxy statement.

The names and addresses of the shareholders submitting the proposals, as well as the number of shares held, will be furnished by Allegheny Energy, either orally or in writing as requested, promptly upon the receipt of any oral or written request therefor.

A shareholder submitting a proposal must appear personally or by proxy at the meeting to move the proposal for consideration. A proposal will be approved if it is introduced and voted on at the meeting and it receives the affirmative vote of a majority of all the votes cast on the matter.

3-SHAREHOLDER PROPOSAL REGARDING “POISON PILLS”

3 - Shareholder Vote regarding Poison Pills

This topic won an overall 60%-yes vote at 50 companies in 2002

This is to recommend that our Board of Directors redeem any poison pill previously issued and not adopt or extend any poison pill unless such adoption or extension has been submitted to a shareholder vote.

Harvard Report

A 2001 Harvard Business School study found that good corporate governance (which took into account whether a company had a poison pill) was significantly related to company value. This study reviewed the relationship between the corporate governance index for 1,500 companies and company performance from 1990 to 1999.

Certain governance experts believe that a company with good governance will perform better over time, leading to a higher stock price. Others see good governance as a means of reducing risk, as they believe it decreases the likelihood of bad things happening to a company.

Since the 1980s Fidelity, a mutual fund giant with $800 billion invested, has withheld votes for directors at companies that have approved poison pills.

Challenges Faced by our Company

Shareholders believe that recent challenges faced by our company demonstrate a need for:

1)    Shareholders to have an increased voting input to our company including a vote on any company poison pill.

2)    And that our management not be sheltered in their jobs by a poison pill which could prevent the emergence of a more capable management team.

Challenges facing our company include:

1)    Our stock price plunged - wiping out $5 billion in shareholder value in 6 months.

2)    Our company risks bankruptcy and is attempting to borrow $2 billion from wary bankers.

3)    Salomon Smith Barney cut its price target for our stock from $22 to just $5.

4)    Our company planned to cut our dividend by 50% to 100%.

Additionally our management is sheltered from shareholder votes by:

1)    Three-year terms for directors.

2)    Our company can check whether we as shareholders are voting as management recommended and then lobby us to change our vote.

We as shareholders cast a 54%-yes vote on this proposal topic for two consecutive years, 2001 and 2002, based on yes-no votes cast.

Council of Institutional Investors Recommendation

The Council of Institutional Investors www.cii.org, an organization of 120 pension funds investing $1.5 trillion, called for shareholder approval of poison pills. The Council of Institutional Investors position is specified in the Council of Institutional Investors’ “Corporate Governance Policies,” under Core Policies, Shareholder Voting Rights, item 5.b. with the key word “poison pills.” In recent years, various companies have redeemed existing poison pills or sought shareholder approval for their poison pill. This includes Columbia/HCA, McDermott International and Airborne, Inc. Shareholders believe that our company should follow suit and allow shareholders a vote on this key issue.

Allow Shareholder Vote regarding Poison Pills

This topic won an overall 60%-yes vote at 50 companies in 2002

Yes on 3

END OF SHAREHOLDER PROPOSAL

Your Board of Directors recommends a vote AGAINST this proposal and will so vote proxies received that do not otherwise specify.

The Board of Directors has determined that it will redeem the Rights issued under the Company’s Shareholder Protection Rights Agreement. In July 2003, the Nominating and Corporate Governance Committee recommended that the Rights be redeemed, and the Board of Directors approved that recommendation. The redemption must be authorized by the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935. The Company intends to file an application for that approval and will redeem the Rights promptly after it obtains the approval. Accordingly, no purpose would be served by approving this proposal.

Accordingly, the Board of Directors recommends a vote AGAINST the above proposal.

4-SHAREHOLDER PROPOSAL REGARDING “INDEXED OPTIONS”

Indexed Options Proposal

Resolved, that the shareholders of Allegheny Energy (the “Company”) request that the Board of Directors adopt an executive compensation policy that all future stock option grants to senior executives shall be performance-based. For the purposes of this resolution, a stock option is performance-based if the option exercise price is indexed or linked to an industry peer group stock performance index so that the options have value only to the extent that the Company’s stock price performance exceeds the peer group performance level.

Statement of Support:  As long-term shareholders of the Company, we support executive compensation policies and practices that provide challenging performance objectives and serve to motivate executives to achieve long-term corporate value maximization goals. While salaries and bonuses compensate management for short-term results, the grant of stock and stock options has become the primary vehicle for focusing management on achieving long-term results. Unfortunately, stock option grants can and do often provide levels of compensation well beyond those merited. It has become abundantly clear that stock option grants without specific performance-based targets often reward executives for stock price increases due solely to a general stock market rise, rather than to extraordinary company performance.

Indexed stock options are options whose exercise price moves with an appropriate peer group index composed of a company’s primary competitors. The resolution requests that the Company’s Board ensure that future senior executive stock option plans link the options exercise price to an industry performance index associated with a peer group of companies selected by the Board, such as those companies used in the Company’s proxy statement to compare 5 year stock price performance.

Implementing an indexed stock option plan would mean that our Company’s participating executives would receive payouts only if the Company’s stock price performance was better then that of the peer group average. By tying the exercise price to a market index, indexed options reward participating executives for outperforming the competition. Indexed options would have value when our Company’s stock price rises in excess of its peer group average or declines less than its peer group average stock price decline. By downwardly adjusting the exercise price of the option during a downturn in the industry, indexed options remove pressure to reprice stock options. In short, superior performance would be rewarded.

At present, stock options granted by the Company are not indexed to peer group performance standards. As long-term owners, we feel strongly that our Company would benefit from the implementation of a stock option program that rewarded superior long-term corporate performance. In response to strong negative public and shareholder reactions to the excessive financial rewards provided executives by non-performance based option plans, a growing number of shareholder organizations, executive compensation experts, and companies are supporting the implementation of performance-based stock option plans such as that advocated in this resolution. We urge your support for this important governance reform.

END OF SHAREHOLDER PROPOSAL

Your Board of Directors recommends a vote AGAINST this proposal and will so vote proxies received that do not otherwise specify.

The Board of Directors has considered this proposal and considers it unnecessary and not in the best interests of the Company and its stockholders.

The Management Compensation and Development Committee, comprised entirely of outside directors, consults directly with internal and outside experts, where appropriate, to evaluate a variety of customary compensation tools and approaches that will enable the Company to attract and retain high-performing executives. This proposal would limit the performance measures used, and limit the Board’s ability to continue to develop effective compensation policies.

The Board believes that the Company’s current approach to executive compensation provides the appropriate incentives to the Company’s executive officers and positions the Company to best compete for executive talent. The stock ownership guidelines for the executive officers that require the executive officers to own certain amounts of the Company’s stock, and the Company’s long term incentive program under which the Board may grant stock options to the executive officers, promote an identity of interest between the executive officers and the Company’s stockholders.

The current options program reflects the most widely used approach among public companies. The Board believes that limiting the Company’s ability to offer a compensation program in line with that of other companies could place the Company at a competitive disadvantage in recruiting qualified executives. Furthermore, linking the exercise price of stock options to the performance of unrelated companies would result in variable “mark to market” accounting charges which would negatively affect the Company’s reported financial performance and could increase the volatility of the Company’s common stock.

In addition, it is likely that the indexed stock options would not qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, thereby eliminating the deductibility of compensation attributable to stock options.

The Company’s current long-term senior executive compensation program gives the Management Compensation and Development Committee the flexibility to design and administer this program in a way that best meets the needs of the Company and its stockholders. The Board believes that restricting this flexibility is not in the best interests of the Company or its stockholders.

Accordingly, the Board of Directors recommends a vote AGAINST the above proposal.

5-SHAREHOLDER PROPOSAL REGARDING “PERFORMANCE-BASED STOCK OPTIONS”

Performance-Based Stock Options

Shareholders request that our Board of Directors adopt an executive compensation policy that all future stock options to senior executives and directors shall be performance-based. A stock option is performance-based if the option exercise price is indexed or linked to an industry peer group stock performance index so that the options have value only when our company’s stock price performance exceeds the peer group performance level.

Support challenging performance objectives for our executives

As shareholders, we support compensation policies for senior executives that provide challenging performance objectives and motivate executives to achieve long-term shareholder value. We believe that our company’s current policies can be improved for the benefit of all shareholders.

“Future stock options” include agreements renewing, modifying or extending existing stock option grants or employment agreements that contain stock option grants. This is not intended to interfere with existing agreements. However it does recommend the greatest flexibility to adopt the spirit and the letter of this proposal to the fullest extent possible.

Indexed stock options are options whose exercise price moves with an appropriate peer group index composed of a company’s primary competitors. This proposal requests that future senior executive and director stock option plans link the options’ exercise price to a peer industry group performance index which would preferably be selected by the strictly independent directors on our Board’s Compensation Committee. For example the peer companies used in our company’s proxy statement which compares the 5-year stock price performance of our stock.

Outperform the Market

According to Level 3, a company which adopted this proposal topic, the Level 3 “outperform stock option” program “aligns directly management’s and stockholders’ interests by basing stock option value on Level 3’s ability to outperform the market.”

Implementing an indexed stock option plan means that our Company’s participating executives would receive payouts only if the Company’s stock price performance exceeded that of the peer group average. By tying the exercise price to a market index, indexed-options reward executives and directors for outperforming the competition. Indexed-options would have value when our Company’s stock price exceeds or declines less than its peer group average stock price. By downwardly adjusting the exercise price of the option during a downturn in the industry, indexed-options remove pressure to reprice stock options. In short, superior performance would be rewarded:

Yes for Performance-Based Stock Options

END OF SHAREHOLDER PROPOSAL

Your Board of Directors recommends a vote AGAINST this proposal and will so vote proxies received that do not otherwise specify.

This proposal raises substantially the same issues as the previous shareholder proposal relating to “indexed options,” and the Board’s reasons for recommending against approval are the same as those presented above.

Accordingly, the Board of Directors recommends a vote AGAINST the above proposal.

6-SHAREHOLDER PROPOSAL REGARDING “OPTION EXPENSING”

Option Expensing Proposal

Resolved, that the shareholders of Allegheny Energy (“Company”) hereby request that the Company’s Board of Directors establish a policy of expensing in the Company’s annual income statement the costs of all future stock options issued by the Company.

Statement of Support:  Current accounting rules give companies the choice of reporting stock option expenses annually in the company income statement or as a footnote in the annual report (See: Financial Accounting Standards Board Statement 123). Most companies, including ours, report the cost of stock options as a footnote in the annual report, rather than include the option costs in determining operating income. We believe that expensing stock options would more accurately reflect a company’s operational earnings.

Stock options are an important component of our Company’s executive compensation program. Options have replaced salary and bonuses as the most significant element of executive pay packages at numerous companies. The lack of option expensing can promote excessive use of options in a company’s compensation plans, obscure and understate the cost of executive compensation and promote the pursuit of corporate strategies designed to promote short-term stock price rather than long-term corporate value.

A recent report issued by Standard & Poor’s indicated that the expensing of stock option grant costs would have lowered operational earnings at companies by as much as 10%. “The failure to expense stock option grants has introduced a significant distortion in reported earnings,” stated Federal Reserve Board Chairman Alan Greenspan. “Reporting stock options as expenses is a sensible and positive step toward a clearer and more precise accounting of a company’s worth.” Globe and Mail, “Expensing Options Is a Bandwagon Worth Joining,” Aug. 16, 2002.

Warren Buffett wrote in a New York Times Op-Ed piece on July 24, 2002:

There is a crisis of confidence today about corporate earnings reports and the credibility of chief executives. And it’s justified.

For many years, I’ve had little confidence in the earnings numbers reported by most corporations. I’m not talking about Enron and WorldCom—examples of outright crookedness. Rather, I am referring to the legal, but improper, accounting methods used by chief executives to inflate reported earnings. . .

Options are a huge cost for many corporations and a huge benefit to executives. No wonder, then, that they have fought ferociously to avoid making a charge against their earnings. Without blushing, almost all C.E.O.’s have told their shareholders that options are cost-free. . .

When a company gives something of value to its employees in return for their services, it is clearly a compensation expense. And if expenses don’t belong in the earnings statement, where in the world do they belong?

Many companies have responded to investors’ concerns about their failure to expense stock options. In recent months, more than 100 companies, including such prominent ones as Coca Cola, Washington Post, and General Electric, have decided to expense stock options in order to provide their shareholders more accurate financial statements. Our Company has yet to act. We urge your support.

END OF SHAREHOLDER PROPOSAL

Your Board of Directors recommends a vote AGAINST this proposal and will so vote proxies received that do not otherwise specify.

While the Board of Directors shares the proponent’s interest in providing an accurate presentation of the Company’s earnings, the Board, for several reasons, does not believe that it is in the best interests of the Company’s stockholders to record stock option expense in the Company’s income statement at this time.

The Board believes that expensing stock options would dramatically reduce the clarity and accuracy of the Company’s financial reporting for the following reasons:

•	There is no universally accepted method to determine the value of an option.

There are several methods available to estimate the value of an option. Companies with identical option grants can calculate significantly different impacts. Without a consistent method of calculation, the comparability between companies’ earnings is significantly diminished, reducing financial clarity.

•	Many options “expensed” under the proposal will never be exercised.

Every year a significant number of employee options expire or are cancelled because the exercise price is never attained, the employee leaves before the options vest, or for other reasons. All options, even if they are never exercised, are used in calculating the “expense.” This results in an overstatement of the true effect of option grants, reducing financial accuracy.

The Company follows the current accounting rules with respect to options. The rules give companies the choice of accounting for stock options using the intrinsic value method, which generally results in recording no expense for stock option awards, or the fair value method, which generally results in expense recognition.

The Company accounts for employee stock options by using the intrinsic value method, which is the most commonly accepted practice. This makes it easier for the Company’s stockholders and potential investors to compare the Company’s financial results with other companies’ results. Furthermore, the impact of options is already reflected in the Company’s financial statements in other ways. All companies must report diluted earnings per share figures (diluted EPS), which account for the potential dilutive effects of options. Since all companies must report diluted EPS in the same way, this measure of the effect of options is comparable across all companies.

Because comparable peer group companies do not consistently expense options, the Board believes that expensing options would put the Company at a competitive disadvantage and could make the Company a less attractive investment and harm the Company’s stockholders. In addition, given the negative financial consequences of expensing options, fewer options would be granted, which would adversely affect the Company’s ability to attract and retain the most qualified employees needed to manage its business.

The Board is continuing to monitor the practices of the Company’s industry peer group and guidance from the Securities and Exchange Commission, the Financial Accounting Standards Board, and other relevant agencies with respect to the appropriate treatment of options to ensure that the Company’s accounting for stock options remains consistent with accounting guidance and is comparable to its peers.

For all these reasons, the Board believes that at this time the expensing of stock options is not in the best interests of the Company or its stockholders. The Board believes that the Company’s current stock option disclosures provide stockholders and potential investors the information necessary to judge the effect of stock options on financial results. If, in the future, the Board believes expensing of options would be in the best interest of the Company and its stockholders, the Board will adopt such policy.

Accordingly, the Board of Directors recommends a vote AGAINST the above proposal.

7-SHAREHOLDER PROPOSAL REGARDING “INDEPENDENT BOARD CHAIRMAN”

7- Independent Board Chairman

Shareholders recommend that our Board of Directors amend the bylaws to require a strictly independent director, who is not the current or earlier CEO of our company, to serve as Chairman of our Board of Directors.

This is not intended to interfere with any existing agreement. This also includes to act in good faith to attempt to change any existing agreement that could delay the implementation of this proposal.

The primary purpose of the Board of Directors is to protect shareholders’ interests by providing independent oversight of management, including the CEO. Shareholders believe that a separation of the roles of Chairman and CEO will promote greater management accountability to shareholders at our company.

Corporate governance experts have questioned how one person, serving as both Chairman and CEO, can effectively monitor and evaluate his or her own performance. Shareholders believe the current combination of chairman and CEO roles is a conflict of interest because one of the chairman’s main functions is to monitor the CEO.

Peter Crist, vice chairman of Korn/Ferry International said separating the role of CEO and Chairman is healthy and a growing trend. Consolidating the two roles under one person sometimes leads to the “imperial CEO,” Crist said. “When you aggregate all the power in one person, that’s very difficult to check,” he said.

Two-thirds of directors favor splitting the roles of chairman and CEO. This is a way to reform the way corporations operate and prevent business collapses like Enron. Source: McKinsey & Co. corporate governance survey.

Shareholders believe that an independent Chairman will strengthen the Board’s integrity and improve its oversight of management.

To ensure a check and balance oversight of our long-term investment vote for an:

Independent Board Chairman

Yes on 7

END OF SHAREHOLDER PROPOSAL

Your Board of Directors recommends a vote AGAINST this proposal and will so vote proxies received that do not otherwise specify.

The Board of Directors believes that it is in the best interests of the stockholders for the Board to have the flexibility to determine the best director to serve as the Chairman of the Board, whether that director is an outside director or a member of executive management. The Board also believes that the Company’s nine member Board of Directors, of which all but one director are outside directors, is best situated to determine which director should serve as Chairman of the Board. Amending the by-laws to restrict the Board’s discretion could deprive the Board of the freedom to select the most qualified and appropriate individual to lead the Board as Chairman.

The Board believes that, at this time, the Company is best served by having the Chief Executive Officer also serve as Chairman of the Board. Since only one of the Board’s current directors is a current or former employee of the Company, there are ample outside directors to offer critical review of management plans. Furthermore, all of the Board committees other than the Executive Committee are chaired by non-employee directors. The Audit Committee, Management Compensation and Development Committee, and the Nominating and Governance Committee are composed solely of non-employee directors.

The Board believes that the Company’s by-laws provide appropriate flexibility for the selection of a Chairman and that the shareholder proposal imposes an unnecessary restriction that is not in the best interests of the Company and its stockholders.

Accordingly, the Board of Directors recommends a vote AGAINST the above proposal.

8-SHAREHOLDER PROPOSAL REGARDING “ALLOW SIMPLE MAJORITY VOTE”

Shareholders recommend our company adopt a simple-majority vote bylaw particularly after a 94% drop in our stock price. This recommendation includes all issues submitted to shareholder vote to the fullest extent possible and as soon as possible. This proposal recommends the greatest flexibility to adopt the spirit and the letter of this topic by amending our company governing documents including the bylaws and to take all available means to ensure adoption.

Simple-majority requirements are widely supported

Proponents of simple-majority vote said that super-majority vote requirements, like our company’s, may stifle bidder and devaluate our stock. Simple-majority resolutions at major companies won an overall 54% of yes-no shareholder votes cast in 1999 and 2000 and an 85%-yes vote at Alaska Air in 2002.

Serious about Good Governance

Enron and the corporate disasters that followed forced many companies to get serious about good governance. Increasingly, institutional investors are flocking to stocks of companies perceived as being well governed and punishing stocks of companies seen as having lax oversight.

A McKinsey & Co. survey showed that institutional investors are prepared to pay an 18% premium for good corporate governance. I believe this could have particular importance to us after the 94% drop in our share price.

Prevent Minority Control

A supermajority rule, like our company has, means that if 100% of shares-voted support a proposal, the proposal may not pass. This is because much more than a 50%-yes vote of all shares in existence are required on one or more issues. A 1%-shareholder minority could thus have veto power over the majority of shareholders. This would depend on the percentage of votes cast at an annual meeting.

94% Drop in our Stock Price

I believe that adopting simple-majority vote will give some measure of a shareholder check-and-balance review of our management. I believe a check-and-balance review is important because our stock fell from $55 in May 2001 to $3 in October 2002. This is a 94% drop.

I believe that shareholders need a greater input after this 94% drop in our stock price. This 94% drop may have less impact on our 18 executive officers and directors than some of our regular shareholders. This is because these 18 leaders of our company combined owned less than 2/10ths of 1% of our stock. Two of our leaders reported less than 180 shares each at the 2002 annual meeting.

Management Commitment to Shareholders

By adopting a policy to allow simple majority vote, our board could demonstrate management commitment to shareholder value and input—a prudent move in the post-Enron era.

Allow Simple-Majority Vote Particularly after 94% Stock Price Drop

Yes on 8

END OF SHAREHOLDER PROPOSAL

Your Board of Directors recommends a vote AGAINST this proposal and will so vote proxies received that do not otherwise specify.

Authorization of most proposals submitted to a vote of the Company’s stockholders, whether by the Company’s management or its stockholders, currently requires the approval of a majority of the votes cast at a meeting, whether in person or by proxy. In two circumstances, greater than majority stockholder vote is required:

•	Under Maryland law, a person that acquires “control shares” of a Maryland corporation has no voting rights unless the acquisition of the control shares is approved by the vote of holders of at least two-thirds of the stockholders, not including the acquiror, officers, or executive directors of the corporation. Control shares are those voting shares of stock which, when aggregated with all other shares of stock owned or controlled by the acquiror, give the acquiror voting power within certain statutory ranges. The acquiror is not able to vote shares within any range of voting power for which stockholder approval has not been obtained. The Maryland control share statute does not apply to shares acquired in a merger, consolidation, or share exchange in which the corporation is a party or if the control share acquisition is approved or exempted by the charter or bylaws of the corporation.

•	In addition, the Company has elected to be subject to Maryland law pursuant to which directors may only be removed by the affirmative vote of at least two-thirds of all the votes entitled to be cast by the stockholders generally in the election of directors.

These “super-majority” provisions, like those contained in the governance documents of many public corporations, are designed to provide protection for all stockholders against self-interested actions by one or a few large stockholders. The provisions are not intended to, and do not, preclude unsolicited, non-abusive offers to acquire the Company at a fair price. They are designed, instead, to encourage any potential acquiror to negotiate directly with the Board. This is desirable because the Board believes it is in the best position to evaluate the adequacy and fairness of proposed offers, to negotiate on behalf of all stockholders, and to protect stockholders against abusive tactics during a takeover process.

Approval of this proposal would require the approval of the holders of a majority of the votes cast at the Annual Meeting. However, because the proposal is only a recommendation, its approval would not effectuate the changes contemplated by the proposal. The elimination of the two-thirds stockholder vote requirement applicable by operation of the Maryland control share statute would require an amendment to the charter and by-laws of the Company. The elimination of the two-thirds stockholder vote requirement in respect of removal of directors by stockholders would require action by the Board of Directors of the Company. Accordingly, the Board of Directors recommends a vote AGAINST the above proposal.

9-SHAREHOLDER PROPOSAL REGARDING “ANNUAL ELECTION OF DIRECTORS”

This topic won 54% in 2001, 55% in 2002 of the yes-no Allegheny vote.

Allegheny Energy shareholders request the Board of Directors take all necessary steps to enact annual election of each director as a bylaw. This includes that any future action on this topic be put to shareholder vote-as a separate proposal and that this proposal apply to a successor company or companies.

The election of directors is the primary avenue for shareholders to hold management accountable for its performance.

Many institutional investors hold that electing each director annually is one of the best governance practices to ensure that our company will be managed in the best interest of investors. Allegheny Energy is 52% owned by institutional investors

Institutional investors are prepared to pay an 18% premium for good corporate governance according to a McKinsey & Co. survey. Source: The Wall Street Journal. Additionally, certain institutional investors are particularly concerned about:

1)	Our lack of annual election of each director combined with

2)	The poison Pill that we did not approve

For some reason our directors approved both without shareholder approval. Our management is even further protected by strong antitakeover provisions under state law.

Three-years without election could insulate directors from immediate challenge. Imagine an employee collecting pay for 3 years without a review.

Ask our directors to account each year, for instance

Are directors spending more time on strategies such as merchant-energy spin-offs and less time on the core business of our company. The following from The Wall Street Journal could lead shareholder to question whether the Allegheny merchant-energy spinoff is diverting our directors front our core of business in favor of a questionable type transaction:

1)	“The ultimate logic of those deals escapes me,” said Christopher Schulz, a Spin-Of Report newsletter analyst in New York. Schulz views the transactions as simply an alternative way to refinance debt.

2)	Shares of merchant-energy spinoff Mirant are down 43% since May 2001.

3)	“The question becomes if you’re not going to be giving shareholders an uplift in value, why bother doing it (spinoff)?” said Gerald Keenan, a PriceWaterhouseCoopers energy consultant.

Unfounded objection by our management

I believe management’s stand is unfounded that annual election of each director could leave us without experienced directors. In the unlikely event that we as shareholders oust all our directors at once, such a momentous action would reflect the need for change.

Shareholders welcome more information

Following the 54% in 2001 and 55% in 2002 shareholder votes. Allegheny shareholders welcome information in this proxy on the specific data that our directors and management gathered from the institutional investors and independent proxy analysis that favor this shareholder topic.

END OF SHAREHOLDER PROPOSAL

Your Board of Directors recommends a vote AGAINST this proposal and will so vote proxies received that do not otherwise specify.

The Board of Directors believes that the present system of electing directors of the Company in three classes is in the best interests of the Company and its stockholders and should not be changed. This system was adopted in July 1999, pursuant to provisions of the Maryland General Corporation Law that expressly authorize the Board of Directors to take that action. The Nominating and Governance Committee reviewed this question in July 2003, in conjunction with its review of the Shareholder Protection Rights Agreement, and determined that no change should be made.

A classified board offers important advantages to stockholders and is the method of governance used by the majority of Fortune 500 companies. The Board believes that a classified board enhances continuity and stability in the Company’s management and policies since a majority of the directors at any given time will have had prior experience and familiarity with the business of the Company. This continuity and stability facilitates more effective long-term planning and is integral to increasing the Company’s value to stockholders. Moreover, this continuity helps the Company attract and retain qualified individuals willing to commit the time and dedication necessary to understand the Company, its operations, and its competitive environment.

A classified board also protects shareholders against potentially coercive takeover tactics, whereby a party attempts to acquire control on terms that do not offer the greatest value to all stockholders. Because a classified board prevents the immediate removal of directors, any person seeking to acquire control of the Company is encouraged to negotiate with the Board. This ensures the Board sufficient time to develop and consider appropriate strategy and enhances its ability to negotiate the best result for all stockholders.

The Board expects to review this question from time to time in the future, as part of its ongoing consideration of corporate governance matters.

For the above reasons, the Board believes that the present system of a classified board should be retained, particularly in view of the dramatic changes in our industry.

Accordingly, the Board of Directors recommends a vote AGAINST the above proposal.

10-SHAREHOLDER PROPOSAL REGARDING “AUDITOR FEES”

This topic received 40% in 2002 of the yes/no Allegheny vote.

Resolved that the shareholders of Allegheny Energy Inc. (“Company”) request that the Board of Directors adopt a policy stating that the public accounting firm retained by our company, should not also be retained to provide non-audit services to our Company.

Statement of Support:  The role of independent auditors in ensuring the integrity of the financial statements of public corporations in fundamentally important to the efficient and effective operation of the financial markets. The U.S. Securities and Exchange Commission recently stated:

Independent auditors have an important public trust. Investors must be able to rely on issuers’ financial statements. It is the auditors opinion that furnishes investors with critical assurance that the financial statements have been subjected to a rigorous examination by an objective, impartial, and skilled professional, and that investors, therefore, can rely on them. If investors do not believe that an auditor is independent of a company, they will derive little confidence from the auditor’s opinion and will be far less likely to invest in that public company’s securities. (Division of Corporate Finance, Staff Legal Bulletin #14, 7/31/01) (Bulletin # 14”)

It is critically important to the integrity of the auditing process and the confidence of investors that those firms performing audits for public corporations avoid business relationships that might compromise their independence or raise the perception of compromised judgment. At the heart of the challenge to auditor independence is the growing level of business and financial relationships that threaten auditor independence.

Accounting firms have woven an increasingly complex web of business and financial relationships with their audit clients. The nature of the non-audit services that accounting firms provide to their audit clients has changed, and the revenues from these services have dramatically increased.

The growth of non-audit revenues represents a trend that has been accelerating dramatically in the last several years, with non-audit fees for consulting or advisory services exceeding audit fees at many companies. Our Company is in the category of companies that pays its audit firm more for non-audit advisory services than it does for audit services. The Company’s two most recent proxy statement indicated that for fiscal year 2000 & 2001 PricewaterhouseCoopers LLP received from the Company $770,000 in 2000 & $1,477,000 in 2001 for audit services and $2,216,700 in 2000 & $4,195,000 in 2001 for non-audit services rendered, Also $8,129,000 in Financial information systems design and implementation fees. We believe that this financial “web of business and financial relationships” may at a minimum create the perception of a conflict of interest that could result in a lack of owner and investor confidence in the integrity of the Company’s financial statements. As long-term shareowners, we believe that the best means of addressing this issue is to prohibit any audit firm retained by our Company to perform audit services from receiving payment for any non-audit services performed by the firm.

We urge your support for this resolution designed to protect the integrity of the Company’s auditing and financial reporting processes.

END OF SHAREHOLDER PROPOSAL

Your Board of Directors recommends a vote AGAINST this proposal and will so vote proxies received that do not otherwise specify.

The Company believes it has been prudent in its use of PricewaterhouseCoopers LLP (PwC) for consulting and other “non-audit” services, with oversight by the Audit Committee of the Board of Directors. These engagements have been made only when two conditions are met. The first is a determination that the firm’s particular expertise, coupled with its knowledge of the Company and the Company’s management and financial systems, provides substantial assurance of high-quality, focused, timely, cost-effective, and useful results. The second is a determination that the engagement is consistent with the maintenance of auditor independence and law and regulation.

As noted on page 8, the Company’s use of PwC for non-audit matters has substantially declined in 2003, and the Board anticipates that this lower level of use will continue in the future. In 2002, the Company determined that it would no longer use PwC for new financial system design and implementation projects, and subsequent changes to the U.S. Securities and Exchange Commission (SEC) regulations have substantially prohibited an independent auditor from providing these and a number of other services to an issuer. However, the Company continues to believe it should retain the flexibility, subject to appropriate Audit Committee oversight, to engage PwC for other matters.

The Audit Committee continually monitors and evaluates the performance and independence of PwC in both its auditing services and its non-audit services. We believe shareholder interests are best served if all qualified providers of a particular service are first considered and, if the Company’s independent accountants are evaluated for a particular service as best qualified to meet the needs of the assignment, management, with Audit Committee oversight, determines whether such services can be performed in accordance with the current, more restrictive SEC regulations and without impairment of the external auditors’ independence. Such services, which benefit the Company, should not be precluded by a blanket prohibition such as contained in the shareholder proposal.

A prohibition on all services other than the core audit would, in fact, be neither a desirable business practice nor in the best interests of the shareholders. Examples include services related to registration statements for the issuance of securities by the Company and other SEC filings, agreed-upon procedures for underwriters of Company securities, and compliance services. With respect to these services that are related to the issuance of securities by the Company and other SEC filings, it is not practical for the Company to use, and we believe underwriters of the Company’s securities will not accept the use of, a firm other than the Company’s independent auditors.

Accordingly, the Board of Directors recommends a vote AGAINST the above proposal.

11-SHAREHOLDER PROPOSAL REGARDING “REINCORPORATION”

This topic won 33% of the yes/no Allegheny vote in 2002.

RESOLVED, that the shareholders of Allegheny [Energy] (“Allegheny” or the “Company”) urge the Board of Directors to take the measures necessary to change the Company’s state of incorporation from Maryland to Delaware.

SUPPORTING STATEMENT

We believe that Allegheny and it’s shareholders would benefit if the Company changed it’s jurisdiction of incorporation from Maryland to Delaware. Delaware has adopted comprehensive, flexible corporate laws which are updated to meet changing business needs and are more responsive than Maryland law to the needs of shareholders. Maryland’s corporate law contains anti-takeover provisions not available under Delaware law which we believe disempower shareholders of Maryland corporations.

For example, Maryland has a “control share acquisition statute,” which provides that shares obtained in a control share acquisition (an acquisition of a certain percentage—beginning at 10%—of the voting power of a company’s stock) lose their voting rights unless holders of two-thirds of the shares not acquired in the acquisition approve retention of the voting rights. Such statutes make it more difficult for a bidder to purchase a company without board approval, even if shareholders support the bid Delaware has no such statute.

Similarly, Maryland’s corporation code gives sole discretion to the board to authorize shareholder rights plans or “poison pills,” including so-called “dead hand” poison pills that, we believe, further impair shareholders’ rights. Dead-hand poison pills restrict the ability of the board of directors to redeem a poison pill — and thus permit a transaction to proceed — if those directors were not the same directors who adopted the poison pill or were not nominated by the directors who adopted the poison pill. Allegheny currently has in place a poison pill and, under Maryland law, could unilaterally implement a “dead hand” feature. By contrast, dead-hand poison pills are unlawful under Delaware law.

There is evidence that companies with stronger shareholder rights significantly outperform both companies with weaker shareholder rights and the broader market. In a 2001 study, researchers at Harvard and the University of Pennsylvania’s Wharton School ranked companies using a governance index designed to measure shareholder rights, which took into account, among other things, whether a company had a poison pill or was incorporated in a state with anti-takeover laws. Companies with the strongest shareholder rights outperformed companies with the weakest shareholder rights by 8.5% per year from 1990-1999, and outperformed the broader market during that time by 3.5%.

We urge shareholders to vote for this proposal.

END OF SHAREHOLDER PROPOSAL

Your Board of Directors recommends a vote AGAINST this proposal and will so vote proxies received that do not otherwise specify.

Your Board of Directors believes that it is in the best interests of the Company and its stockholders to remain incorporated in the State of Maryland, where it has been incorporated since 1925. In addition to the expenses involved in reincorporating in another state, which would require various regulatory approvals and amendments or waivers from contractual counterparties, incorporating under the laws of the State of Delaware would subject the Company to Delaware’s annual franchise tax, which would cost the Company $150,000 each year. There is no franchise tax in Maryland.

While the corporation statutes of Delaware and Maryland are similar in many respects, Maryland’s corporate statutes have many provisions which are more protective of shareholders than Delaware’s. For example, Delaware law permits prohibiting the stockholders from calling special meetings, which Maryland law does not. Maryland corporate law also provides more certainty in many areas. For instance, Maryland law requires that a director of a Maryland corporation perform his or her duties in good faith, in a manner he or she reasonably believes to be in the best interests of the corporation, and with the care an ordinarily prudent person in a like position would use under similar circumstances. Delaware has no comparable statute, but has developed its standards of conduct for directors through constantly evolving opinions of the Delaware courts.

The Maryland legislature has adopted comprehensive, flexible corporate statutes which are updated to meet changing business needs and are responsive to the needs of shareholders. For example, Maryland employs a more modern standard for dividends and other distributions, permitting a corporation to make any distribution authorized by its board of directors if, after the distribution, the corporation would not be insolvent in either the “equity sense” or the “balance sheet sense.” This standard, taken from the Model Business Corporation Act, has been adopted by more than 25 states. Delaware still employs the old, arbitrary, par value-based test, restricting a corporation to declaring and paying dividends only out of the corporation’s surplus or, if there is no surplus, out of the corporation’s “net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year” (unless the capital of the corporation would become impaired thereby).

In addition, many of the “anti-takeover” provisions of Maryland law were passed to encourage a potential acquirer to negotiate with a corporation’s board of directors because the board, as the stockholders’ elected representatives and with more information than any one stockholder, is in the best position to negotiate the most favorable deal on behalf of all stockholders. Nonetheless, the Maryland legislature provided for statutory mechanisms to “opt out” of the ability to take advantage of these provisions, including the “control share acquisition statute,” to allow Maryland corporations even further flexibility.

Although the proponent refers to shareholder rights plans, as noted above, the Board of Directors has determined to redeem the Rights issued under the Company’s Shareholder Protection Rights Agreement, and will do so promptly after it obtains U.S. Securities and Exchange Commission approval. The Board therefore believes that any difference in state law treatment of such plans is irrelevant to your consideration of this proposal.

In light of the comprehensive, flexible, and modern nature of the Maryland corporate law and the negative economic effect on the Company resulting from a reincorporation, your Board believes it is in the best interests of the Company and its stockholders to remain incorporated in Maryland.

Accordingly, the Board of Directors recommends a vote AGAINST the above proposal.

MANAGEMENT COMPENSATION AND DEVELOPMENT COMMITTEE REPORT

General

The compensation program for executive officers of the Company and its subsidiaries is directed by the Management Compensation and Development Committee (the Committee) of the Company’s Board of Directors. The Committee recommends the annual compensation program for each year to the Board of Directors of the Company and of each subsidiary for its approval.

The Committee continues to believe that with the advent of competition to this industry, a large portion of compensation should be included in incentive plans and linked to corporate and business performance. This continues to be the case in 2003.

The executive compensation program is intended to meet three objectives:

•	Create a strong link between executive compensation and total return to stockholders.

•	Offer compensation opportunities that are competitive with the median level of opportunity in the marketplace, at expected levels of performance, but exceed median levels for performance exceeding expectations.

•	Ensure internal compensation equity by maintaining a reasonable relationship between compensation and the duties and responsibilities of each executive position.

Executive Compensation Program

In 2002, the Company’s executive compensation program had three components: base salary, short-term incentive awards, and long-term incentive awards. In addition, in 2003, the Company has agreed to issue stock units to certain new executives under the terms of their employment agreements, as described in more detail beginning on page 34.

The Company’s executive compensation is both market- and performance-based. The Committee believes that it is necessary to use both market- and performance-based compensation to meet the challenges of intensifying competitive, economic, and regulatory pressures.

To ensure that the Company’s salary structure and total compensation continue to be competitive, comparisons are made each year through an annual compensation survey, prepared by a leading consulting firm, with those of comparable energy companies—26 for 2002. The survey companies are part of an energy services industry database.

In 2002, more than 80% of these survey companies are included in the Dow Jones U.S. Electric Utilities Index, to which the Company’s performance is compared on page 43 of this proxy statement. This comparison involves matching Company positions, including that of the Chief Executive Officer, with those in the survey companies that have comparable duties and responsibilities. For 2002, the survey again indicated that the Company’s executive compensation structure was below the median. This survey data became the basis for the consulting firm’s recommendations as to market prices for each position and total compensation.

Base salary:

The base salaries of all executive officers, including the Chief Executive Officer, are reviewed annually by the Committee, which makes recommendations to the Board of Directors. In considering base salary levels, the Committee gives most weight to the performance of each executive. The Committee receives a report from the Chief Executive Officer including (a) a performance assessment of each executive (other than himself) based on that executive’s position-specific responsibilities and a performance evaluation by his or her supervisor and (b) a specific salary recommendation for each. In determining its recommendations to the Board, the Committee also takes into consideration operating performance, including such factors as safety, efficiency, competitive position, customer satisfaction, and financial results including total return, earnings per share, quality of earnings, dividends paid, and dividend payout ratio.

Short-term Incentive Awards:

The Company has established an Annual Incentive Plan (the Short-Term Incentive Plan) for the purpose of attracting and retaining quality managerial talent and to reward attainment of performance goals. Under the Short-Term Incentive Plan, the Committee determines award levels, subject to full Board approval, based upon the recommendation of the Chief Executive Officer. Awards may be granted to executives whose responsibilities can affect the performance of their business units and, through unit performance, the performance of the Company. The Board may not authorize awards if, in the Board’s opinion, the Company’s performance is less than satisfactory from the perspective of the stockholders. Awards are based on attainment of a variety of business unit and individual goals. The plan assigns numerical performance ratings with respect to the level of attainment of program goals. Award determinations are based the extent to which performance falls short, meets or exceeds plan targets. Awards are payable in current cash, deferred cash, or stock as determined by the Committee. The Company has registered 1,000,000 shares of its common stock for distribution under the Short-Term Incentive Plan, and 982,197 of such shares remain available for issuance under the plan.

Long-term Incentive Awards: Stock Option Awards, Restricted Share Awards and Performance Awards

The Board of Directors and shareholders of the Company approved the 1998 Long-Term Incentive Plan (LTIP) to assist the Company in attracting and retaining key employees and directors, and motivating performance. The LTIP is administered by the Committee, which may delegate to an executive officer the power to determine the employees (other than himself or herself) eligible to receive awards. The Committee may from time to time designate key employees and directors to participate in the LTIP for a particular year. The number of shares of Company common stock initially authorized for issuance under the LTIP is 10 million, subject to adjustments for recapitalizations or other changes to the Company’s common shares. No participant in the LTIP may be granted more than 600,000 shares (or rights or options in respect of more than 600,000 shares) in any calendar year. For purposes of this limit, shares subject to an award that is to be earned over a period of more than one calendar year will be allocated to the first calendar year in which such shares may be earned.

Stock Option Awards

The LTIP permits awards of options to purchase the Company’s common stock on terms and conditions as determined by the Committee. Stock options are issued at strike prices equal to the fair market value (as defined in the LTIP) of the Company’s common stock as of the date of the option grant. The terms of option awards are set forth in option award agreements. The Committee may award non-qualified stock options or incentive stock options (each as defined in the LTIP). No participant in the LTIP may receive incentive stock option awards under the LTIP or any other compensation plan that would result in incentive stock options to purchase shares of the Company’s common stock with an aggregate fair market value of more than $100,000 first becoming exercisable by such participant in any one calendar year.

Options awarded under the LTIP will terminate upon the first to occur of: (i) the option’s expiration under the terms of the related option award agreement; (ii) termination of the award following termination of the participant’s employment under the rules described in the next paragraph; and (iii) 10 years after the date of the option grant. The Committee may accelerate the exercise period of awarded options, and may extend the exercise period of options granted to employees who have been terminated.

In the event of the termination of employment of a participant in the LTIP, options not exercisable at the time of the termination will expire as of the date of the termination and exercisable options will expire 90 days from the date of termination. In the event of termination of a participant’s employment due to retirement or disability, options not exercisable will expire as of the date of termination and exercisable options will expire one year after the date of termination. In the event of the death of a participant in the LTIP, all options not exercisable at the time of death will expire, and exercisable options will remain exercisable by the participant’s beneficiary until the first to occur of one year from the time of death or, if applicable, one year from the date of the termination of such participant’s employment due to retirement or disability.

The Committee may establish dividend equivalent accounts with respect to awarded options. A participant’s dividend equivalent account will be credited with notional amounts equal to dividends that would be payable on the shares for which the participant’s options are exercisable, assuming that such shares were issued to the participant. The participant or other holder of the option will be entitled to receive cash from the dividend equivalent account at such time or times and subject to such terms and conditions as the Committee determines and provides in the applicable option award agreement. If an option terminates or expires prior to exercise, the dividend equivalent account related to the option will be concurrently eliminated and no payment in respect of the account will be made.

The Committee may permit the exercise of options or the payment of applicable withholding taxes through tender of previously acquired shares of the Company’s common stock or through reduction in the number of shares issuable upon option exercise. The Committee may grant reload options to participants in the event that participants pay option exercise prices or withholding taxes by such methods.

In the event of a change of control (as defined in the LTIP) of the Company, unless provided to the contrary in the applicable option award agreement, all options outstanding on that date of the change in control will become immediately and fully exercisable.

Restricted Share Awards

The Committee may grant shares of common stock on terms, conditions and restrictions as the Committee may determine. Restrictions, terms and conditions may be based on performance standards, period of service, share ownership, or other criteria. Performance-based awards intended for federal income tax deductibility will be subject to performance targets with respect to operating income, return on investment, return on shareholders’ equity, stock price appreciation, earnings before interest, taxes and depreciation/amortization, earnings per share, and/or growth in earnings per share. The terms of restricted stock awards will be set forth in award agreements.

The participant will be an owner of restricted shares awarded to him or her under the LTIP. The shares may not be transferred, pledged or assigned (other than by will or the laws of descent and distribution or to an inter vivos trust with respect to which the participant is treated as the owner under the Internal Revenue Code) prior to the lapse of the applicable restrictions. A participant’s restricted shares will be forfeited to the Company in the event that the participant ceases to be employed by the Company prior to the expiration of the applicable forfeiture period. The Committee may waive an award’s forfeiture provisions under appropriate circumstances.

In the event of a change of control (as defined in the LTIP) of the Company, unless provided to the contrary in the applicable restricted stock award agreement, the restrictions applicable to all restricted stock awards will terminate fully on the date of the change of control.

Performance Awards

The Committee may grant performance awards, which will consist of a right to receive a payment that is either measured by the fair market value of a specified number of shares of the Company’s common stock, increases in the fair market value of the Company’s common stock during an award period, and/or consists of a fixed cash amount. Performance awards may be made in conjunction with or in addition to restricted stock awards. Award periods will be two or more years or other annual periods as determined by the Committee. The Committee may permit newly eligible participants to receive performance awards after an award period has commenced.

The Committee establishes performance targets in connection with performance awards. In the case of awards intended to be deductible for federal income tax purposes, performance targets will relate to operating income, return on investment, return on shareholders’ equity, stock price appreciation, earnings before interest, taxes and depreciation/amortization, earnings per share and/or growth in earnings per share. The Committee prescribes formulas to determine the percentage of the awards to be earned based on the degree of attainment of award targets. The Company may make payments in respect of performance awards in the form of cash or shares of the Company’s common stock, or a combination of both.

In the event of a participant’s retirement during an award period, the participant will not receive a performance award unless otherwise determined by the Committee, in which case the participant will be entitled to a prorated portion of the award. In the event of the death or disability of a participant during an award period, the participant or his or her representative will be entitled to a prorated portion of the performance award. A participant will not be entitled to a performance award if his or her employment terminates prior to the conclusion of an award period, provided that the Committee may determine in its discretion pay performance awards, including full (i.e., non-prorated) awards to any participant whose employment is terminated. In the event of a change of control of the Company, all performance awards for all award periods will immediately become payable to all participants and will be paid within 30 days after the change in control.

The Committee may, unless the relevant award agreement otherwise specifies, cancel, rescind or suspend an award in the event that the LTIP participant engages in competitive activity, discloses confidential information, solicits employees, customers, partners or suppliers of the Company, or undertakes any other action determined by the Committee to be detrimental to the Company.

Termination of Certain Provisions

The LTIP contains provisions intended to ensure that certain restricted share awards and performance awards to “covered employees” under Section 162(m) of the Internal Revenue Code are exempt from the $1 million deduction limit contained in that Section of the Code. Those exemptive provisions, by their terms and under the applicable IRS regulations, expired as of May 14, 2003. Any pending, but unvested, awards issued under such provisions are unaffected by the provisions’ expiration, but any future restricted stock or performance awards to covered employees will not be eligible for the exemption from the Section 162(m) limit unless the provisions are reapproved by the shareholders. The Board may seek stockholder reauthorization of the LTIP with respect to such provisions, but has no present intention to do so. The Board may choose alternative methods to compensate covered employees who would have received compensation under the terminated provisions of the LTIP had such provisions not terminated.

CEO’s Compensation

For Mr. Noia, the Committee developed salary and Annual Incentive Plan award recommendations for the Board’s consideration. The base salary recommendation was based upon the Committee’s evaluation of his performance as CEO and of his responsibilities in the context of the Company’s overall financial and operating performance, including the factors described in the next sentence. The Annual Incentive Plan recommendation was based primarily on 2002 corporate financial results, including total shareholder return, changes in earnings per share, dividends paid per share, and dividend payout ratios; the overall quality of service rendered to customers; and overall Company performance, including competitive position. Mr. Noia’s 2002 total compensation reflected the Committee’s evaluation of his performance as CEO and the described overall results. There were no awards granted under either the Annual Incentive Plan or the Long-Term Incentive Plan for 2002.

No current member of the Management Compensation and Development Committee is or ever was an employee of the Company or any of its subsidiaries.

FRANK A. METZ, JR., Chairman

ELEANOR BAUM

LEWIS B. CAMPBELL

GUNNAR E. SARSTEN

EXECUTIVE OFFICERS OF THE COMPANY

The following table presents information regarding the Company’s 2002 named executive officers (including executive officers who retired in 2003) as well as named executive officers for 2003:

Name	Age	Position and Period of Position
Paul J. Evanson	62	Chairman, President, CEO & Director (6/03 – )
Jay S. Pifer	66	COO (7/03 – ); Interim President & CEO (5/03 – 6/03); Senior Vice President (1996 – 5/03)
Jeffrey D. Serkes	44	Senior Vice President & CFO (7/03 – )
David B. Hertzog	59	Vice President & General Counsel (7/03 – )
Joseph H. Richardson	54	Vice President (8/03 –)
Alan J. Noia	56	Chairman (1997– 5/03); CEO (1996 – 5/03); President & Director (1994 – 5/03)
Michael P. Morrell	54	Senior Vice President (1996 – 9/03)
Richard J. Gagliardi	52	Vice President (1991 – 8/03)
Bruce E. Walenczyk	51	Senior Vice President & CFO (2001 – 6/03)

Paul J. Evanson.    Prior to his appointment as Chairman, President, and CEO of the Company, Mr. Evanson was President of Florida Power & Light Company, FPL Group’s principal subsidiary, and a director of FPL Group. Mr. Evanson is a director of Lynch Interactive Corporation.

Jay S. Pifer.    Prior to this appointment as COO of the Company, Mr. Pifer served as Interim President and CEO of the Company (May 2003 – June 2003), and as Senior Vice President (1996 – May 2003).

Jeffrey D. Serkes.    Prior to his appointment as Senior Vice President and Chief Financial Officer, Mr. Serkes was President of JDS Opportunities, LLC (May 2002 – June 2003). Previously, Mr. Serkes was employed with IBM as Vice President, Finance, Sales and Distribution (June 1999 – May 2002) and Vice President and Treasurer (January 1995 – May 1999). Mr. Serkes is a director and chair of the Audit Committee and Compensation Committee of REFAC.

David B. Hertzog.    Prior to his appointment as Vice President and General Counsel, Mr. Hertzog was a partner with the law firm of Winston & Strawn (1999 – July 2003). Prior to that, Mr. Hertzog was managing partner of the law firm of Hertzog, Calamari & Gleason (1976 – 1999).

Joseph H. Richardson.    Prior to his appointment as Vice President of the Company, Mr. Richardson served as President of Global Energy Group (March 2002 – August 2003) and President and Chief Executive Officer of Florida Power Corporation (April 1997 – December 2000).

Alan J. Noia.    Mr. Noia retired effective May 1, 2003.

Michael P. Morrell.    Mr. Morrell retired effective September 1, 2003.

Richard J. Gagliardi.    Mr. Gagliardi retired effective August 1, 2003.

Bruce E. Walenczyk.    Mr. Walenczyk retired effective June 1, 2003.

EXECUTIVE COMPENSATION

The Company is required to report the compensation paid by the Company in 2002, 2001, and 2000 to the Chief Executive Officer and four other highest paid executive officers of the Company during such period. The Company instituted substantial changes to its senior management in 2003. Messrs. Alan J. Noia, Michael P. Morrell, Bruce E. Walenczyk, and Richard J. Gagliardi, among other executive officers, retired from the Company in 2003. As of the date of this report, it is anticipated that the individuals for whom we will be required to report compensation paid in 2003 will include Messrs. Alan J. Noia, Jay S. Pifer, Paul J. Evanson, Jeffrey D. Serkes, Joseph H. Richardson, and David B. Hertzog. The compensation arrangements between the Company and Messrs. Evanson, Serkes, Richardson, and Hertzog are described below. During 2002, and for 2001 and 2000, the annual compensation paid by the Company and certain of its subsidiaries directly or indirectly to the Chief Executive Officer and each of the four highest paid executive officers of the Company whose cash compensation exceeded $100,000 for services in all capacities to the Company was as follows:

Summary Compensation Table (a)

Annual Compensation

Name and Principal Position (b)	Year	Salary ($)	Annual Incentive ($) (c)	No. of Options	Long-Term Performance Plan Payout ($) (d)	All Other Compensation ($) (e)
Alan J. Noia Chairman, President, & Chief Executive Officer	2002 2001 2000	800,000 700,000 600,000	0 562,500 600,000	0 0 100,000	0 256,636 729,810	9,182 11,371 10,861

Michael P. Morrell Senior Vice President	2002 2001 2000	380,000 300,000 270,000	0 170,700 304,400	0 0 50,000	0 106,761 278,022	8,492 7,358 25,343

Jay S. Pifer Senior Vice President	2002 2001 2000	365,000 285,000 270,000	0 191,300 185,900	0 0 50,000	0 98,548 264,121	8,350 7,640 9,221

Bruce E. Walenczyk (f) Senior Vice President & Chief Financial Officer	2002 2001	300,000 190,384	0 126,200	0 60,000	0 0	7,782 241,707

Richard J. Gagliardi Vice President	2002 2001 2000	295,000 255,000 225,000	0 138,400 166,100	0 0 30,000	0 73,911 222,418	7,276 7,151 7,007

(a)	The individuals appearing in this chart performed policy-making functions for the Company and its subsidiaries in 2002. The compensation shown is for all services in all capacities to the Company and its subsidiaries. All salaries, annual incentives, and long-term payouts of these executives are paid by a subsidiary of the Company.
(b)	Positions held in 2002.
(c)	Incentive awards (primarily Annual Incentive Plan awards) are based upon performance in the year in which the figure appears, but are paid in the following year. The Annual Incentive Plan has been continued for 2003.
(d)

In 1998, the Board of Directors of the Company implemented a Long-Term Incentive Plan for senior officers of the Company and its subsidiaries, which was approved by the shareholders of the Company at the Annual Meeting in May 1998. A fifth cycle (the first three-year performance period of this new Plan) began on January 1, 1998, and ended on December 31, 2000. The figure shown for 2000 represents the dollar value paid in 2001 to each of the named executive officers who participated in Cycle V. A sixth cycle began on January 1, 1999, and ended on December 31, 2001. The figure shown for 2001 represents the dollar value paid in 2002 to each of the named executive officers who participated in Cycle VI. A seventh cycle began on January 1, 2000, and ended on December 31, 2002. There was no payment for Cycle VII, as reflected in the compensation table for 2002. An eighth cycle began on January 1, 2001 and will end on December 31, 2003. A ninth cycle began on January 1, 2002, and will end on December 31, 2004. After completion of each cycle, awards may be paid in the form of Company stock if performance criteria have been met.

(e)	The figures in this column include, if applicable, the present value of the executive’s cash value at retirement attributable to that year’s premium payment for life insurance purchased under the Executive Life Insurance Plan. The figures in this column also include the premium paid for the basic group life insurance plan. In addition, amounts in this column include the Company’s contribution for the Employee Stock Ownership and Savings Plan (ESOSP). For 2002, the figures shown include amounts representing (1) the aggregate of life insurance premiums and dollar value of the benefit to the executive officer of the remainder of the premium paid on the Basic Group Life Insurance plan and the Executive Life Insurance Plan and (2) ESOSP contributions, respectively, as follows: Mr. Noia, $4,440 and $4,742; Mr. Morrell, $3,392 and $5,100; Mr. Pifer, $3,250 and $5,100; Mr. Gagliardi, $2,628 and $4,648; and Mr. Walenczyk, $2,682 and $5,100.
(f)	Mr. Walencyzk joined the Company on April 16, 2001. The figure included in the All Other Compensation column for 2001 includes a $35,000 starting bonus and $205,143 for relocation expenses.

Allegheny Energy, Inc. Long-Term Incentive Plan

Shares Awarded in 2002 (Cycle IX)

Name	Number of Shares	Performance Period Until Payout	Estimated Future Payout
			Threshold Number of Shares	Target Number of Shares	Maximum Number of Shares
Alan J. Noia* Chief Executive Officer	20,707	2002 – 2004	12,424	20,707	41,414
Michael P. Morrell* Senior Vice President	7,593	2002 – 2004	4,556	7,593	15,185
Jay S. Pifer Senior Vice President	7,248	2002 – 2004	4,349	7,248	14,495
Bruce E. Walenczyk* Senior Vice President & Chief Financial Officer	6,040	2002 – 2004	3,624	6,040	12,079
Richard J. Gagliardi* Vice President	4,487	2002 – 2004	2,692	4,487	8,973

*	Messrs. Noia, Morrell, Walenczyk, and Gagliardi retired in 2003. Under the LTIP, the Management Compensation and Development Committee (the Committee) of the Company’s Board of Directors may authorize payment of prorated or full awards to retired LTIP participants. As of the date of this proxy statement, the Committee has not taken action in this regard.

The named executives were awarded the above number of performance shares for Cycle IX under the LTIP. Such number of shares is only a target. Each executive’s 2002-2004 target long-term incentive opportunity was converted into performance shares equal to an equivalent number of shares of the Company’s common stock, based on the price of such stock on December 31, 2001. The Plan provides that at the end of this three-year performance period, the performance shares attributed to the calculated award will be valued based on the price of the Company’s common stock on December 31, 2004, and will reflect dividends that would have been paid on such stock during the performance period as if they were reinvested on the date paid. If an executive retires, dies, or otherwise leaves the employment of the Company prior to the end of the three-year period, the executive may nevertheless receive an award based on the number of months worked during the period. The final value of an executive’s account, if any, will be paid to the executive in early 2005.

The actual payout of an executive’s award may range from zero to 200 percent of the target amount before dividend reinvestment. The payout is based upon stockholder performance versus the peer group. The stockholder rating is then compared to a pre-established percentile-ranking chart to determine the payout percentage of target. A ranking below 30 percent results in a zero-percent payout. The minimum payout begins at the 30-percent ranking, which results in a payout of 60 percent of target, ranging up to a payout of 200 percent of target if there is a 90-percent or higher ranking.

Option Exercise Chart

Name	Shares Acquired on Exercise		Value Realized ($) (1)	Number of Securities Underlying Unexercised Options As of 12/31/2002		Value of Unexercised In-The-Money Options As of 12/31/2002
				Exercisable	Unexercisable	Exercisable	Unexercisable
Michael P. Morrell	16,000	(2)	$105,455.79	50,000	50,000	0	0

(1)	Value after taxes, costs, and fees.
(2)	The options in respect of the referenced shares were exercised on April 5, 2002.

Executive Life Insurance Plan

Alan J. Noia, Jay S. Pifer, and Richard J. Gagliardi and other executive officers are covered under the Executive Life Insurance Plan (ELIP). In 1992, the Company purchased life insurance policies for participants to meet the obligations under the ELIP. The applicable premium for each covered participant is paid by the Company. The death benefit under the ELIP is equal to the insured’s base salary, excluding bonuses, while the participant is actively employed by the Company. Upon retirement, the death benefit increases to two times base salary for 12 months, then decreases 20 percent per year until the earlier of the fifth anniversary of retirement or the insured’s attainment of age 70, at which time the death benefit becomes equal to the insured’s final base salary at the time of retirement.

Basic Group Life Insurance Plan

The Company provides life insurance to all employees, subject to meeting eligibility requirements, including the named executive officers under a basic group life insurance plan that pays a death benefit equal to the insured’s base salary, excluding bonuses, during employment, and $25,000 during retirement.

ESOSP

The ESOSP was established as a non-contributory stock ownership plan for all eligible employees, effective January 1, 1976, and amended in 1984 to include a savings program. All of the Company’s employees, subject to meeting eligibility requirements, may elect to participate in the ESOSP. Under the ESOSP, each eligible employee can elect to have from two to twelve percent of his or her compensation contributed to the ESOSP on a pre-tax basis, and an additional one to six percent on a post-tax basis. Participants direct the investment of contributions to specified mutual funds. Fifty percent of pre-tax contributions, up to six percent of an employee’s compensation, is matched by the Company with common stock of the Company. For 2002, the maximum amount of compensation to be factored into these calculations was $170,000. Pre-tax contributions may be withdrawn only if financial hardship requirements are met or employment is terminated. At present, employees may not purchase the Company common stock under the ESOSP.

Retirement Plan

The Company maintains a retirement plan covering substantially all employees (Retirement Plan). The Retirement Plan is a noncontributory, trusteed pension plan designed to meet the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (the Code). Each covered employee is eligible for retirement at normal retirement date (age 65), with early retirement permitted.

The Company also maintains a SERP for executive officers and other senior managers. All executive officers, except Messrs. Evanson, Serkes, Hertzog, and Richardson, are participants in the SERP. An officer will be eligible to receive benefits under the SERP only if he or she has been credited with at least 10 years of service with the Company and has reached his or her 55th birthday. Under the SERP, an eligible participant will receive a supplemental retirement benefit equal to his or her Average Compensation multiplied by the sum of (1) two percent for each year of service up to 25; (2) one percent for each year of service from 25 to 30; and (3) one-half percent for each year of service from 30 to 40, less benefits paid under the Retirement Plan and less two percent for each year that a participant retires prior to his or her 60th birthday. The Plan also provides for use of Average Compensation in excess of the Code maximums.

A participant’s benefits are capped at 60 percent of Average Compensation (including for this purpose retirement benefits paid under the Retirement Plan and benefits payable from other employers), less two percent for each year the participant retires prior to reaching age 60.

The SERP defines Average Compensation as 12 times the average monthly earnings including overtime and other salary payments actually earned, whether or not payment is deferred, for the 36 consecutive calendar months constituting the period of highest average monthly salary, together with 100 percent of the actual award paid under the Annual Incentive Plan.

A participant may elect to receive the plan benefit in such form of as those available under the Retirement Plan.

To provide funds to pay these benefits, beginning January 1, 1993, the Company purchased insurance on the lives of some of the participants in the SERP, including Messrs. Noia, Morrell, Pifer, and Gagliardi. If the assumptions made as to mortality experience, policy dividends, and other factors are realized, the Company will recover all premium payments, plus a factor for the use of the Company’s money at the earlier of (1) the death of the insured, or (2) upon the later of ten years from the policy inception or the insured’s retirement. Upon maturity of the insurance contracts, the covered participants are given the choice of receiving (1) an annuity payment, or (2) the lump sum cash equivalent of the value of their monthly benefit payment under the SERP. The portion of the premiums required to be deemed compensation by the Securities and Exchange Commission for this insurance is included in the All Other Compensation column of the Executive Compensation chart.

The following table shows estimated maximum annual benefits payable to participants in the SERP following retirement (assuming payments on a normal life annuity basis and not including any survivor benefit) to an employee in specified remuneration and years of credited service classifications. These amounts are based on an estimated Average Compensation, retirement at age 65, and without consideration of any effect of various options which may be elected prior to retirement. The benefits under the SERP are not subject to any deduction for Social Security or any other offset amounts.

Pension Plan Table

	Years of Credited Service
Average Compensation (a)	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years
$ 200,000	$60,000	$80,000	$100,000	$110,000	$115,000	$120,000
300,000	90,000	120,000	150,000	165,000	172,500	180,000
400,000	120,000	160,000	200,000	220,000	230,000	240,000
500,000	150,000	200,000	250,000	275,000	287,500	300,000
600,000	180,000	240,000	300,000	330,000	345,000	360,000
700,000	210,000	280,000	350,000	385,000	402,500	420,000
800,000	240,000	320,000	400,000	440,000	460,000	480,000
900,000	270,000	360,000	450,000	495,000	517,000	540,000
1,000,000	300,000	400,000	500,000	550,000	575,000	600,000
1,100,000	330,000	440,000	550,000	605,000	632,500	660,000
1,200,000	360,000	480,000	600,000	660,000	690,000	720,000
1,300,000	390,000	520,000	650,000	715,000	747,000	780,000

(a)	The earnings of Messrs. Noia, Morrell, Pifer, Walenczyk, and Gagliardi covered by the plan correspond substantially to such amounts shown for them in the summary compensation table. As of December 31, 2002, they had been credited with 33, 6, 39, 1-1/2, and 24 years of service, respectively, under the Retirement Plan. Under agreements with Mr. Morrell, he has been credited with 11 years of service in addition to his years of actual service. Under the Retirement Plan and the SERP, based on the survivor option selected prior to retirement by the executive, monthly benefits of $65,683 will be paid to Mr. Noia; $13,454 to Mr. Morrell; $2,967 to Mr. Walenczyk; and $17,249 to Mr. Gagliardi. At retirement, Mr. Pifer will receive a monthly benefit of $27,815 (in the form of a single life annuity).

Early Retirement Option Program

During August of 2002, and subsequently in March and April of 2003, the Company offered a voluntary Early Retirement Option (ERO) to the named and other executive officers who are age 50 or older as of October 1, 2003. The ERO provides the Company with the right to designate a retirement date for each electing employee. The retirement date may not be prior to June 1, 2003, or after January 1, 2005. Employees who have elected to participate in the ERO may rescind their elections at any time prior to the designated retirement effective date.

The provisions of the ERO are as follows:

1.    The 10-year service requirement to receive a benefit under the SERP has been waived.

2.    Based on their age at retirement, officers receive from a minimum of three additional years of service up to a maximum of five additional years under the SERP.

3.    The early retirement reduction factors under the SERP have been removed.

As of the date of this proxy statement, the following executive officers of the Company have accepted the ERO and retired: Richard J. Gagliardi, Thomas K. Henderson, Michael P. Morrell, and Bruce E. Walenczyk.

In addition, two other current executive officers elected the ERO: David C. Benson and Regis F. Binder. Dates have not been designated for their retirement. As part of the provisions of the ERO, although the Company is bound to allow an executive to retire pursuant to the ERO up until the date designated for his or her retirement, the executive may elect to not retire.

Agreements with Certain Executive Officers

Change In Control Contracts

The Company has entered into change in control contracts with the named executive officers as set forth in the Executive Compensation Table and with certain other executive officers (Agreements). Each Agreement sets forth (1) the severance benefits that will be provided to the employee in the event the employee is terminated subsequent to a Change in Control of the Company (as defined in the Agreements) and (2) the employee’s obligation to continue his or her employment after the occurrence of certain circumstances that could lead to a Change in Control. The Agreements provide generally that if there is a Change in Control, unless employment is terminated by the Company for Cause, Disability or Retirement or by the employee for other than Good Reason (each as defined in the Agreements), severance benefits payable to the employee will consist of a cash payment equal to 2.99 times the employee’s base annual salary and target short-term incentive together with the Company maintaining existing benefits for the employee and the employee’s dependents for a period of three years. Each Agreement expires on December 31, 2001, but is automatically extended for one-year periods thereafter unless either the Company or the employee gives notice otherwise. Notwithstanding the delivery of such notice, the Agreements will continue in effect for 36 months after a Change in Control.

Employment Agreement With Paul J. Evanson

The Company entered into an employment agreement with Paul J. Evanson on June 9, 2003. Mr. Evanson will serve as Chairman of the Board of Directors of the Company and President and Chief Executive Officer of the Company for a five-year term that began on June 16, 2003. Mr. Evanson’s annual base salary under the agreement will not be less than $900,000 for the term of the agreement and will be increased annually to reflect increases in the consumer price index. Mr. Evanson received an initial make-whole payment of $6,300,000 under the agreement to induce him to accept employment and compensate him for forfeitures of financial and other benefits from his former employer.

Mr. Evanson will be eligible to receive annual incentive compensation under the Company’s Annual Incentive Plan, with a target bonus opportunity of 100 percent of base salary and a maximum bonus opportunity of 200 percent of base salary. On January 2, 2004, Mr. Evanson will receive a grant of options to purchase 1,500,000 shares of the Company’s common stock under the LTIP at a per-share exercise price equal to the closing price of the Company’s common stock on the New York Stock Exchange on such date. One-fifth of the options will vest on June 9 of each of 2004 through 2008, provided that Mr. Evanson remains employed by the Company on each applicable vesting date. Upon the occurrence of a change in control of the Company (as defined in the employment agreement), all options will immediately vest.

On January 2, 2004, the Company will grant to Mr. Evanson between 1,600,000 and 2,300,000 stock units. Additional stock units will be granted at such time if the closing price of the Company’s common stock on January 2, 2004 (the 2004 Closing Price) exceeds the blended price by at least $0.50. The blended price is equal to the sum of (x) .25 multiplied by the closing price of the Company’s common stock on June 9, 2003, and (y) .75 multiplied by the closing price of the Company’s common stock on the fifth business day after the date on which the Company publicly announces its 2002 financial results. If the 2004 Closing Price exceeds the blended price by at least $0.50, additional stock units will be granted equal to $1.5 million divided by the 2004 Closing Price and, in addition, the same number of additional stock units will be granted for each additional $1.00 by which the 2004 Closing Price exceeds the blended price. One-fifth of the units will vest on each June 9 from 2004 through 2008, provided Mr. Evanson remains employed by the Company on each applicable vesting date.

Additional stock units will be credited to Mr. Evanson to account for the value of cash dividends paid on the Company’s common stock. The Company will pay to Mr. Evanson the full value of each vested stock unit on each applicable vesting date, in cash or stock at the Company’s option, subject to his election to defer the payments. All of the stock units will vest on a change in control of the Company, or if one or more persons acquire collectively ownership of at least 10 percent of the Company’s voting stock and the right to veto a corporate action and any such person exercises veto power over a corporate action which has been recommended by Mr. Evanson.

Mr. Evanson will also accrue a lump sum cash payment, in lieu of benefits under the SERP, at the rate of $66,667 for each month of employment. The payment will be made on termination of employment for any reason.

In the event of termination due to death or disability, all of Mr. Evanson’s stock options and stock units will vest, and all vested stock options will remain exercisable for three years (but in no event after their normal expiration date). Mr. Evanson will also receive a prorated target bonus for the year of termination.

If Mr. Evanson is terminated without cause (as defined in the employment agreement), or if Mr. Evanson resigns for good reason (as defined in the employment agreement) or for any reason in the 30-day period commencing six months following a change in control, the Company will pay to Mr. Evanson a cash severance payment equal to three times the sum of his base salary and target bonus amount, as well as his target bonus prorated for the year in which his termination occurs. For three years from the date of termination, Mr. Evanson will be provided with life, health, and disability coverage, or a cash amount sufficient to procure such coverage. All of Mr. Evanson’s stock options and stock units will vest. Vested stock options will be immediately exercisable and will remain exercisable for five years from the termination date (but in no event after their normal expiration date). Mr. Evanson will also receive in lieu of payments under the SERP, a cash payment in a lump sum equal to $4,000,000.

If, prior to January 2, 2004, Mr. Evanson’s employment is terminated by the Company without cause, due to death or disability, by Mr. Evanson for good reason, or a change in control occurs, Mr. Evanson (or his heirs in the case of a termination due to death) will receive, in addition to the amounts and benefits described above, a grant of vested and exercisable options under the LTIP to purchase 1,500,000 shares of the Company’s common stock. Vested options will remain exercisable for five years from the termination date (but in no event after their normal expiration date) at an exercise price equal to the closing price of the Company’s common stock on the date of termination or change in control. Mr. Evanson will also receive either a number of registered shares of the Company’s common stock equal to the sum of (x) 1,600,000 plus (y) the number of additional stock units that Mr. Evanson would have been granted on January 2, 2004, based on the closing price of the Company’s common stock on the actual date of termination or change in control or, at the discretion of the Company, cash equal to the result of multiplying such number of shares by the closing price of the Company’s stock on the date of termination or change in control, as applicable.

In the event of termination of Mr. Evanson’s employment at any time after June 9, 2008, the Company will pay him a prorated target bonus and all stock options and other equity awards granted to Mr. Evanson shall be fully vested. Mr. Evanson will also be entitled to a prompt lump sum cash payment equal to his accrued pension benefit.

The agreement provides that, in the event that compensation payable to Mr. Evanson under the agreement is subject to an excise tax under Section 4999 of the Internal Revenue Code, the Company will make an additional payment to Mr. Evanson equal to the amount of such excise tax, as well as the income tax and excise tax applicable to such payment.

The agreement subjects Mr. Evanson to certain confidentiality, non-competition, and non-solicitation covenants, and indemnifies him against costs and liabilities arising from legal proceedings brought against him in relation to his employment.

Employment Agreement With Jeffrey D. Serkes

The Company entered into an employment agreement with Jeffrey D. Serkes on July 3, 2003. Mr. Serkes will serve as the Chief Financial Officer of the Company for a three-year term which began on July 7, 2003. Mr. Serkes’s annual base salary under the agreement will not be less than $500,000 for the term of the agreement. Mr. Serkes received an initial make-whole payment of $250,000 under the agreement in respect of financial and other benefits forfeited as a result of his accepting employment with the Company.

Mr. Serkes will be eligible to receive annual incentive compensation under the Company’s Annual Incentive Plan, with a target bonus opportunity of 100 percent of base salary and a maximum bonus opportunity of 200 percent of base salary. On January 2, 2004, Mr. Serkes will receive a grant of options to purchase 550,000 shares of the Company’s common stock under the Company’s 1998 LTIP at a per-share exercise price equal to the closing price of the Company’s common stock on the New York Stock Exchange on such date. One-third of the options will vest on July 3 of each of 2004 through 2006, provided that Mr. Serkes remains employed by the Company on each applicable vesting date. Upon the occurrence of a change in control of the Company (as defined in the employment agreement), all options will immediately vest.

On January 2, 2004, the Company will grant to Mr. Serkes 550,000 stock units. Additional stock units will be granted at such time if the closing price of the Company’s common stock on January 2, 2004 (the 2004 Closing Price) exceeds the blended price by at least $0.50. The blended price is equal to the sum of (x) .25 multiplied by the closing price of the Company’s common stock on July 3, 2003 and (y) .75 multiplied by the closing price of the Company’s common stock on the fifth business day after the date on which the Company publicly announces its 2002 financial results. If the 2004 Closing Price exceeds the blended price by at least $0.50, additional stock units will be granted equal to $550,000 divided by the 2004 Closing Price and, in addition, the same number of additional stock units will be granted for each additional $1 by which the 2004 Closing Price exceeds the blended price. One-third of the units will vest on each July 3 of 2004 through 2006, provided Mr. Serkes remains employed by the Company on each applicable vesting date. Additional stock units will be credited to Mr. Serkes to account for the value of cash dividends paid on the Company’s common stock. The Company will pay to Mr. Serkes the full value of each vested stock unit on each applicable vesting date, in cash or stock at the Company’s option, subject to his election to defer the payments. All of the stock units will vest on a change in control of the Company.

In the event of termination due to death or disability, all of Mr. Serkes’ stock options and stock units will vest, and all vested stock options will remain exercisable for two years (but in no event after their normal expiration date). Mr. Serkes will also receive a prorated target bonus for the year of termination and the lump sum cash amount described below will become immediately payable.

In lieu of benefits under the SERP, Mr. Serkes will accrue a lump sum cash amount of $41,667 for each month of employment at the Company, which is payable at age 55. However, if at any time after Mr. Serkes’ employment with the Company terminates, Moody’s reduces its rating of the Company below Ba2 or Standard and Poor’s Rating Services reduces its rating of the Company below BB, the lump sum cash amount shall become immediately payable at the request of Mr. Serkes. Mr. Serkes may elect, in lieu of a lump sum, to receive payment of such amount in any form provided for under the SERP. If Mr. Serkes is terminated by the Company without cause (as defined in the employment agreement), resigns with good reason (as defined in the employment agreement), or his employment terminates after the expiration of the term of the agreement, he will be fully vested in his accrued lump sum cash amount or, if greater, $1,500,000.

If Mr. Serkes is terminated by the Company without cause, or if Mr. Serkes resigns with good reason, the Company will pay to Mr. Serkes a cash severance payment equal to his annual base salary and target bonus multiplied by the greater of (x) two and (y) the fraction determined by dividing the number of months remaining in the term of employment by twelve. For two years from the date of termination (or, if longer, for the remainder of the term of employment), Mr. Serkes will be provided with life, health, and disability coverage, or a cash amount sufficient to procure such coverage. All of Mr. Serkes’ stock options and stock units will vest to the extent they would have vested had Mr. Serkes continued his employment with the Company for two years or, if longer, through the remainder of the term of employment. Vested stock options will be immediately exercisable and will remain exercisable for three years from the termination date (but in no event after their normal expiration date). Mr. Serkes will also receive a prorated target bonus for the year of termination and the lump sum cash amount described above will become immediately payable.

If, prior to January 2, 2004, Mr. Serkes’ employment is terminated by the Company without cause, due to death or disability, by Mr. Serkes for good reason, or a change in control occurs, Mr. Serkes (or his heirs in the case of a termination due to death) will receive, in addition to the amounts and benefits described above, a grant of vested and exercisable options under the LTIP to purchase 550,000 shares of the Company’s common stock, exercisable for a period of three years, at an exercise price equal to the closing price of the Company’s common stock on the date of termination or change in control, and either a number of registered shares of the Company’s common stock equal to the sum of (x) 550,000 plus (y) the number of additional stock units that Mr. Serkes would have been granted on January 2, 2004, based on the closing price of the Company’s common stock on the actual date of termination or change in control or, at the discretion of the Company, cash equal to the result of multiplying such number of shares by the closing price of the Company’s stock on the date of termination or change in control, as applicable.

If Mr. Serkes is terminated by the Company without cause or resigns with good reason following a change in control or in anticipation of a change in control, or if Mr. Serkes resigns for any reason during the thirty-day period commencing six months following a change in control, the Company will pay to Mr. Serkes a cash severance payment equal to three times his annual base salary and target bonus, as well as his target bonus prorated for the year in which his termination occurs. For three years from the date of termination, Mr. Serkes will be provided with life, health and disability coverage, or a cash amount sufficient to procure such coverage. All of Mr. Serkes’s stock options and stock units will vest. Vested stock options will be immediately exercisable and will remain exercisable for three years from the termination date (but in no event after their normal expiration date). In addition, Mr. Serkes will be entitled to a prompt lump sum cash payment equal to the greater of $1,500,000 and his accrued pension benefit, in lieu of payment of such amount at age 55.

In the event of termination of Mr. Serkes’s employment at any time after July 3, 2006, the Company will pay him a prorated target bonus.

The agreement provides that, in the event that compensation payable to Mr. Serkes under the agreement is subject to an excise tax under Section 4999 of the Internal Revenue Code, the Company will make an additional payment to Mr. Serkes equal to the amount of such excise tax, as well as the income tax and excise tax applicable to such payment.

The agreement subjects Mr. Serkes to certain confidentiality, non-competition, and non-solicitation covenants, and indemnifies him against costs and liabilities arising from legal proceedings brought against him in relation to his employment.

Employment Agreement with David B. Hertzog

The Company entered into an employment agreement on July 18, 2003 with David B. Hertzog to serve as Vice President and General Counsel of the Company. The term of the agreement commenced July 28, 2003 and will continue for five years unless earlier terminated in accordance with the terms of the agreement. Mr. Hertzog will receive an annual base salary of at least $450,000 for the term of the agreement. He will also be eligible to receive an annual incentive bonus with a target bonus opportunity of 77.78 percent of base salary and a maximum bonus opportunity of 155.56 percent of base salary. In order to make Mr. Hertzog whole for certain financial and other benefits foregone as a result of accepting employment with the Company, the Company paid to Mr. Hertzog a lump sum cash payment of $800,000 as of the commencement of the term of the agreement.

On January 2, 2004, the Company will grant Mr. Hertzog under the LTIP options for the purchase of 300,000 shares of the Company’s common stock. If the Company cannot obtain authorization under PUHCA for the grant, the Company will grant to Mr. Hertzog stock appreciation rights on 300,000 shares of the Company’s common stock, payable in cash and on terms substantially economically equivalent to the stock options, in lieu of the options. The exercise price for the options will be the closing price of the Company’s common stock on January 2, 2004. One fifth of the options will vest on July 18 of each of 2004 through 2008, provided that Mr. Hertzog continues to be employed by the Company on each applicable vesting date. Upon the occurrence of a change in control (as defined in the employment agreement) of the Company, all of the options will immediately vest.

On January 2, 2004, the Company will grant 300,000 stock units to Mr. Hertzog. The Company will also grant to Mr. Hertzog additional stock units at such time if the closing price of the Company’s common stock on the New York Stock Exchange on January 2, 2004 (the 2004 Closing Price) exceeds the blended price by at least $0.50. The blended price is equal to the sum of (x) .25 multiplied by the closing price of the Company’s common stock on July 18, 2003 and (y) .75 multiplied by the closing price of the Company’s common stock on the fifth business day after the date on which the Company publicly announces its 2002 financial results. If the 2004 Closing Price exceeds the blended price by at least $0.50, additional stock units will be granted equal to $300,000 divided by the 2004 Closing Price, and, in addition, the same number of additional stock units will be granted for each additional whole dollar by which the 2004 Closing Price exceeds the blended price. Additional units will also be credited in respect of any dividends paid on the Company’s common stock. One fifth of the units will vest on July 18 of each of 2004 through 2008, provided that Mr. Hertzog continues to be employed by the Company on each applicable vesting date. Upon the occurrence of a change in control of the Company, all of the units will immediately vest. The value of a unit will be equal to the price of the Company’s common stock on the date such unit vests. The units will be payable promptly upon vesting in cash or stock at the discretion of the Company, subject to the election of Mr. Hertzog to defer the payments.

Mr. Hertzog will also accrue a lump sum cash payment, in lieu of benefits under the SERP, at the rate of $20,833.33 for each month of employment. The payment will be made on termination of employment for any reason. Mr. Hertzog may elect, in lieu of a lump sum, to receive payment of such amount in any form provided under the SERP.

In the event of termination due to death or disability, all of Mr. Hertzog’s stock options and stock units will vest, and all vested stock options will remain exercisable for two years (but in no event after their normal expiration dates). In addition, under such circumstances, Mr. Hertzog will be entitled to a prorated target bonus.

If Mr. Hertzog is terminated without cause, or Mr. Hertzog terminates his employment for good reason (as defined in the employment agreement), he will be entitled to receive a lump sum cash payment equal to the product of the severance factor multiplied by the sum of (x) the annual base salary for the year in which the termination occurs plus (y) the target bonus for such year. The severance factor will be equal to the greater of (x) two and (y) a fraction, the numerator of which is the number of whole and partial months remaining in the term of the agreement on the date of the termination and the denominator of which is twelve, provided that the severance factor will not exceed three. Mr. Hertzog will be provided with life, health and disability coverage, or a cash amount sufficient to procure such coverage, for a period equal to the greater of two years or the remainder of the term of employment, but in no event for longer than three years. Mr. Hertzog would also be entitled to receive a lump sum payment equal to the greater of (x) $1,250,000 and (y) his accrued lump sum cash payment. All stock options and stock units would vest to the extent that all such awards would vest had Mr. Hertzog continued his employment for two years from the date of termination (or, if longer, for the remainder of the term of employment), and all vested stock options would remain exercisable for three years from the date of termination (but in no event after their normal expiration date). Mr. Hertzog would also be entitled to a prorated payment in respect of the target bonus for the year of termination.

If, prior to January 2, 2004, Mr. Hertzog’s employment is terminated by the Company without cause (as defined in the employment agreement), due to death or disability, by Mr. Hertzog with good reason, or a change in control occurs, Mr. Hertzog will receive, in addition to the amounts and benefits described above, (x) a grant of vested and exercisable stock options for the purchase of 300,000 of the Company’s common shares, exercisable for a period of three years, at a per share price equal to the closing price on the date of termination or change in control and (y) a number of registered shares of the Company’s common stock (or the cash equivalent) equal to the sum of (i) 300,000 plus (ii) the number of additional units that would have been granted except that the date of termination or change in control will be substituted for January 2, 2004, for purposes of the additional units calculation.

If Mr. Hertzog’s employment is terminated by the Company without cause or by Mr. Hertzog for good reason either following a change in control of the Company, or in anticipation of a change in control, or if Mr. Hertzog resigns for any reason during the thirty-day period commencing six months following a change in control, he will be entitled to receive a lump sum cash payment equal to three times the sum of (x) the base salary then in effect and (y) his target bonus for the year in which the termination occurs. For three years from the date of termination, Mr. Hertzog would be provided with life, health and disability coverage, or a cash amount sufficient to procure such coverage. Mr. Hertzog would also be entitled to a lump sum payment equal to the greater of (x) $1,250,000 and (y) the accrued lump sum cash payment. All stock options and stock units would vest, and all vested stock options would remain exercisable for three years from the date of termination (but in no event after their normal expiration dates). Mr. Hertzog would also be entitled to a prorated payment in respect of the target bonus for the year of termination.

In the event of a termination of Mr. Hertzog’s employment at any time after July 28, 2008, the Company will pay him a prorated target bonus, and a lump sum payment equal to the greater of (x) $1,250,000 and (y) his accrued pension benefit. In addition, each stock option and other equity or equity-related award will be vested to the extent of the greater of (x) a prorated portion of such award based upon the portion of the award vesting period during which Mr. Hertzog was employed by the Company or (y) the extent specified in the award, and all options shall continue to be exercisable for the period specified in the applicable option agreement or, if longer, for one year (but in no event after their normal expiration dates).

The employment agreement provides that in the event that compensation payable to Mr. Hertzog under the agreement is subject to an excise tax under Section 4999 of the Internal Revenue Code, the Company will make an additional payment equal to the amount of the excise tax as well as the income tax and excise tax applicable to such payment.

The employment agreement subjects Mr. Hertzog to certain confidentiality, non-competition and non-solicitation covenants, and indemnifies him against costs and liabilities arising from legal proceedings brought against him in relation to his employment.

Employment Agreement with Joseph H. Richardson

The Company entered into an employment agreement on August 6, 2003 with Joseph H. Richardson to serve as President of Allegheny Power and President of each of Monongahela, Potomac Edison and West Penn, all subsidiaries of the Company. The term of the agreement commenced August 25, 2003 and will continue for three years and thereafter for successive one-year terms, unless terminated by a party at least 90 days prior to the end of the term. Mr. Richardson will receive an annual base salary of at least $400,000 for the term of the agreement. He will also be eligible to receive an annual incentive bonus with a target bonus opportunity of 50 percent of base salary and a maximum bonus opportunity of 100 percent of base salary. For 2003 the target and maximum bonus amounts will be $83,833 and $166,666, respectively.

On January 2, 2004, the Company will grant Mr. Richardson under the LTIP options for the purchase of 200,000 shares of the Company’s common stock. If the Company cannot obtain authorization under PUHCA for the grant, the Company will grant to Mr. Richardson stock appreciation rights on 200,000 shares of the Company’s common stock, payable in cash and on terms substantially economically equivalent to the stock options, in lieu of the options. The exercise price for the options will be the closing price of the Company’s common stock on January 2, 2004. One fifth of the options will vest on August 25 of each of 2004 through 2008, provided that Mr. Richardson continues to be employed by the Company on each applicable vesting date. Upon the occurrence of a change in control (as defined in the employment agreement) of the Company, all of the options will immediately vest.

On January 2, 2004, the Company will grant 50,000 stock units to Mr. Richardson. The Company will also grant to Mr. Richardson additional stock units at such time if the closing price of the Company’s common stock on the New York Stock Exchange on January 2, 2004 (the 2004 Closing Price) exceeds the blended price by at least $0.50. The blended price is equal to the sum of (x) .25 multiplied by the closing price of the Company’s common stock on August 25, 2003, and (y) .75 multiplied by the closing price of the Company’s common stock on the fifth business day after the date on which the Company publicly announces its 2002 financial results. If the 2004 Closing Price exceeds the blended price by at least $0.50, additional stock units will be granted equal to $50,000 divided by the 2004 Closing Price and, in addition, the same number of additional stock units will be granted for each additional whole dollar by which the 2004 Closing Price exceeds the blended price. Additional units will also be credited in respect of any dividends paid on the Company’s common stock. One fifth of the units will vest on August 25 of each of 2004 through 2008, provided that Mr. Richardson continues to be employed by the Company on each applicable vesting date. Upon the occurrence of a change in control of the Company, all of the units will immediately vest. The value of a unit will be equal to the price of the Company’s common stock on the date such units vests. The units will be payable promptly upon vesting in cash or stock at the discretion of the Company, subject to the election of Mr. Richardson to defer the payments.

Mr. Richardson will be eligible to participate in the LTIP and the Company’s other employee benefit plans, other than the SERP. Upon Mr. Richardson’ attainment of age 65, he shall be entitled to a lump sum cash payment equal to $5,000 for each month of employment with the Company (the “pension benefit”). Mr. Richardson may choose to receive the pension benefit in any form provided for under the SERP in lieu of a lump sum. In the event of a termination of employment for cause or a termination by Mr. Richardson, he will receive the pension benefit accrued up to the date of termination.

In the event of termination due to death or disability, all of Mr. Richardson’s stock options and stock units will vest, and all vested stock options will remain exercisable for two years (but in no event after their normal expiration date). In addition, under such circumstances, Mr. Richardson or his beneficiaries will be entitled to a pro-rated target bonus. Mr. Richardson would also be entitled to a lump sum payment equal to his pension benefit accrued to the date of termination.

If Mr. Richardson is terminated without cause, he will be entitled to receive, in addition to all accrued compensation and benefits, a lump sum cash payment equal to two times the sum of (x) the base salary then in effect and (y) his target bonus for the year in which the termination occurs. Mr. Richardson would also be entitled to a lump sum payment equal to the greater of (x) $300,000 and (y) the accrued pension benefit. All stock options and stock units would vest to the extent that all such awards would vest had Mr. Richardson continued his employment for two years from the date of termination, and all vested stock options would remain exercisable for three years from the date of termination (but in no event after their normal expiration dates). Mr. Richardson would also be entitled to a pro-rated payment in respect of the target bonus for the year of termination.

If, prior to January 2, 2004, Mr. Richardson’s employment is terminated by the Company without cause, due to death or disability or a change in control occurs, Mr. Richardson will receive, in addition to the amounts and benefits described above, (x) a grant of stock options for the purchase of 200,000 of the Company’s common shares exercisable for a period of three years, at a per share price equal to the closing price on the date of termination or change in control and (y) a number of registered shares of the Company’s common stock (or the cash equivalent) equal to the sum of (i) 50,000 plus (ii) the number of additional units that would have been granted except that the date of termination or change in control will be substituted for January 2, 2004 for purposes of the additional units calculation.

If Mr. Richardson’s employment is terminated by the Company without cause or by Mr. Richardson for good reason (as defined in the employment agreement) either following a change in control of the Company, or in anticipation of a change in control, he will be entitled to receive a lump sum cash payment equal to three times the sum of (x) the base salary then in effect and (y) the target bonus for the year in which the termination occurs. For three years from the date of termination, Mr. Richardson would be provided with life, health and disability coverage, or a cash amount sufficient to procure such coverage. Mr. Richardson would also be entitled to a lump sum payment equal to the greater of (x) $300,000 and (y) his accrued pension benefit. All stock options and stock units would vest, and all vested stock options would remain exercisable for three years from the date of termination (but in no event after their normal expiration dates). Mr. Richardson would also be entitled to a pro-rated payment in respect of the target bonus for the year of termination.

In the event of termination of Mr. Richardson’s employment at any time after August 25, 2006, the Company will pay him a prorated target bonus.

The employment agreement provides that in the event that compensation payable to Mr. Richardson under the agreement is subject to an excise tax under Section 4999 of the Internal Revenue Code, the Company will make an additional payment equal to the amount of the excise tax, as well as the income tax and excise tax applicable to such payment.

The employment agreement subjects Mr. Richardson to certain confidentiality, non-competition, and non-solicitation covenants, and indemnifies him against costs and liabilities arising from legal proceedings brought against him in relation to his employment.

Employment Contracts

The Company has entered into Employment Contracts with the named executive officers as set forth in the Executive Compensation Table, and with certain other executive officers. Each Contract provides for a two-year initial term and has a one-year renewal provision. The Contracts provide for specified levels of severance protection based on the reason for termination. The Contracts provide that base salary will not be reduced and the officers will remain eligible for participation in the Company’s executive compensation and benefit plans during the duration of the Contract. The Contracts provide that in the event that the employee’s employment is terminated without Cause (as defined under the contracts) or that the employee terminates employment with Good Reason (as defined under the contracts), the employee will be eligible during a specified number of months (Continuation Period) for (1) severance pay equal to the sum of the employee’s monthly base salary at the time of termination plus one-twelfth of the employee’s target annual bonus and (2) continuation of employee benefit plan and executive compensation plan eligibility. Under such circumstances, if the employee had completed 15 years of service with the Company prior to the date of termination, the employee would be entitled to receive benefits under the SERP as if the employee had attained age 55 or older, adding the Continuation Period to the employee’s age for this purpose. The Continuation Period varies among the named executive officers from 18 to 30 months. The monthly severance pay and continuation period for Mr. Pifer is $66,250 and 18 months.

Agreements in Respect of Named Executive Officer Retirements

Alan J. Noia.    In connection with the retirement of Mr. Noia on May 1, 2003, Mr. Noia entered into an agreement with the Company. Under the agreement, Mr. Noia will receive monthly severance payments in accordance with terms of his existing employment contract for 30 months of approximately $133,333. Mr. Noia is a participant in SERP, and is eligible to receive SERP payments. The agreement required the Company to purchase insurance or annuity policies as necessary to fully insure or annuitize the SERP benefits in accordance with past practice relating to SERP benefits. The agreement required the Company to pay to Mr. Noia obligations accrued to him under existing arrangements prior to retirement as of his retirement date and, accordingly, $72,422 was paid to him in May 2003, with respect to his accrued benefit under the 1993 deferred compensation plan. The agreement provides that Mr. Noia’s deferred stock awards under the LTIP are payable in the form of the Company’s common stock in January 2004. The agreement provides that Mr. Noia’s vested stock options will continue to remain exercisable until May 2006. The agreement permits Mr. Noia to request a release from certain non-competition covenants, provided that such a release will result in the loss of any vested but unexercised options outstanding at the time of the release. In recognition of ongoing matters in which the Company may require communication and cooperation with Mr. Noia, the agreement also provides that for three years Mr. Noia will be provided or reimbursed the cost of office space and support at the Company, and certain maintenance and connection for his home security monitoring system previously installed by the Company for a three-year period. Mr. Noia has agreed to cooperate with the Company with respect to ongoing or future litigation and proceedings.

Michael P. Morrell.    Mr. Morrell elected to retire under the ERO effective September 1, 2003. Under the terms of the ERO, Mr. Morrell was credited with three additional years of service under the SERP. Mr. Morrell also entered into an agreement with the Company under which the Company agreed to waive the requirement that Mr. Morrell serve ten years with the Company in order to be credited with eight additional years of service for purposes of the SERP. Mr. Morrell’s retirement under the agreement will effect the termination of his Employment Agreement and Change in Control Contract with the Company. The agreement also subjects Mr. Morrell to certain confidentiality, non-competition and non-solicitation covenants. Mr. Morrell has agreed to cooperate with the Company with respect to ongoing or future litigation and proceedings.

Bruce E. Walenczyk.    Mr. Walenczyk elected to retire under the ERO effective June 1, 2003. Mr. Walenczyk and the Company are parties to an agreement in connection with Mr. Walenczyk’s retirement under which: (1) Mr. Walenczyk is entitled to the benefits provided for in the ERO; and (2) Mr. Walenczyk received a payment of $150,000 on June 13, 2003 and will receive a payment of $150,000 on January 9, 2004. Mr. Walenczyk’s retirement under the agreement effected the termination of his Employment Agreement and Change in Control Agreement. The agreement also subjects Mr. Walenczyk to certain confidentiality, non-competition and non-solicitation covenants. Mr. Walenczyk has agreed to cooperate with the Company with respect to ongoing or future litigation and proceedings.

Richard J. Gagliardi.    Mr. Gagliardi elected to retire under the ERO effective August 1, 2003. Mr. Gagliardi and the Company are parties to an agreement in connection with Mr. Gagliardi’s retirement under which: (1) Mr. Gagliardi is entitled to the benefits provided for in the ERO; and (2) Mr. Gagliardi will receive payments totaling $24,585 for consulting services, payable in five installments beginning on August 8, 2003. Mr. Gagliardi’s retirement under the agreement effected the termination of his Employment Agreement and Change in Control Agreement. The agreement also subjects Mr. Gagliardi to certain confidentiality, non-competition and non-solicitation covenants. Mr. Gagliardi has agreed to cooperate with the Company with respect to ongoing or future litigation and proceedings.

Jay S. Pifer.    Mr. Pifer was also provided with an enhanced benefit under the SERP. His SERP benefit will be based on highest one-year earnings.

PERFORMANCE GRAPH

The graph set forth below compares the Company’s cumulative total stockholder return on its common stock with the Dow Jones U.S. Electric Utilities Index and the Standard & Poor’s 500 Index at each December 31 during the period beginning December 31, 1997, and ending December 31, 2002. The graph assumes the investment of $100 in each on December 31, 1997, and the reinvestment of all dividends.

Comparison Of 5-Year Cumulative Total Return*

Among Allegheny Energy Inc, The S & P 500 Index,

And The Dow Jones US Electric Utilities Index

*	$100 invested on 12/31/97 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

	Cumulative Total Return
	12/97	12/98	12/99	12/00	12/01	12/02
ALLEGHENY ENERGY, INC.	100.00	112.35	92.66	174.85	136.82	30.05
S & P 500	100.00	128.58	155.64	141.46	124.65	97.10
DOW JONES US ELECTRIC UTILITIES	100.00	114.91	98.02	155.10	123.11	95.21

Copyright © 2002 Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

www.researchdatagroup.com/S&P.htm

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below shows the number of shares of common stock that are beneficially owned, directly or indirectly, by each director and each named executive officer of the Company, and by all directors and executive officers of the Company as a group as of September 15, 2003. To the best of the knowledge of the Company, there is no person who is a beneficial owner of more than 5% of the outstanding shares of common stock.

Name	Shares of AE, Inc. Common Stock[d]		Percent of Class
Eleanor Baum	6,260		.05% or less
Lewis B. Campbell	4,214		”
Paul J. Evanson	0	[e]	”
Richard J. Gagliardi (a)	22,743		”
David B. Hertzog	0	[e]	”
James J. Hoecker (b)	2,173		”
Wendell F. Holland (c)	4,937		”
Ted J. Kleisner	2,173		”
Frank A. Metz, Jr.	7,779		”
Michael P. Morrell (a)	29,111		”
Alan J. Noia (a)	83,865		.07% or less
Jay S. Pifer	36,688		.05% or less
Steven H. Rice	7,945		”
Joseph H. Richardson	0	(e)	”
Gunnar E. Sarsten	10,260		”
Jeffrey D. Serkes	0	(e)	”
Bruce E. Walenczyk (a)	0		”
All directors and executive officers of the Company as a group (23 persons)	233,132		.18% or less

(a)	Messrs. Gagliardi, Morrell, Noia, and Walenczyk are named Executive Officers for 2002, but retired during 2003 and held no offices as of September 15, 2003. They are also included in the totals.
(b)	Mr. Hoecker resigned as director of the Company subsequent to September 15, 2003. Cyrus F. Freidheim, Jr., who was elected a director of the Company to fill the vacancy created by Mr. Hoecker’s resignation, beneficially owned, directly or indirectly, no shares of Company stock, as of October 2, 2003.
(c)	Mr. Holland resigned as director of the Company subsequent to September 15, 2003.
(d)	Excludes the outside directors’ accounts in the Deferred Stock Unit Plan which, on September 15, 2003, were valued at the number of shares shown: Baum, 6,152; Campbell, 1,514; Hoecker, 1,148; Holland, 3,831; Kleisner, 1,144; Metz, 6,843; Rice, 4,683; and Sarsten, 5,778.
(e)	In connection with their employment agreements, Messrs. Evanson, Hertzog, Richardson, and Serkes will be granted stock options and stock units, as described under Agreements with Certain Executive Officers.

As of September 15, 2003, shares of common stock owned by employees as part of the Company’s 401(k) plan totaled approximately 6,382,400 shares.

Allegheny Equity Compensation Plan Information

The table below shows information as of September 15, 2003, related to the number of securities to be issued upon exercise of outstanding options and the number of securities remaining available for future issuance under equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders.*	1,788,306	$35.40	7,769,358
Equity compensation plans not approved by security holders.**	n/a	n/a	982,197
Total	1,788,306	$35.40	8,751,555

*	The compensation plan relevant to this category is the Long Term Incentive Plan.
**	The compensation plan relevant to this category is the Annual Incentive Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the officers and directors to file initial reports of ownership and reports of changes in ownership with the SEC and the New York Stock Exchange. All required reports were filed on a timely basis during 2002. Through September 30, 2003, all required reports were filed on a timely basis, other than a report on Form 4 by Bruce E. Walenczyk. Following his retirement from the Company, Mr. Walenczyk sold 1,400 shares and 857.864 shares of the Company’s common stock on June 24, 2003 and July 18, 2003, respectively, which sales were reported on July 22, 2003.

OTHER MATTERS

The Board of Directors is not aware of any other matters which may come before the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote the proxy thereon in accordance with their discretion.

The Company will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by officers, directors, and regular employees of the Company and its subsidiaries personally, by telephone or other means, and the Company may reimburse persons holding stock in their names or in the names of their nominees for their expenses in sending soliciting material to their principals.

It is important that proxies be returned promptly. Stockholders are, therefore, urged to mark, date, sign and return the proxy immediately, or to vote by means of the telephone or via the Internet. No postage need be affixed if mailed in the enclosed envelope in the United States.

Please see the proxy card or voting instruction form accompanying this proxy statement for specific instructions on how to cast your vote by any of these methods.

Votes submitted via the Internet or by telephone must be received by 11:00 pm, on November 13, 2003. Submitting your vote via the Internet or by telephone will not affect your right to vote in person should you decide to attend the annual meeting.

The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. We have been advised that the Internet and telephone voting procedures that have been made available to you are consistent with the requirements of applicable law. Stockholders voting via the Internet and by telephone should understand that there may be costs associated with voting in these manners, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

ADVANCE NOTICE PROCEDURES

Under the Company’s by-laws, at any annual meeting of stockholders, proposals made by stockholders and nominations for election as directors made by stockholders will be considered only if advance notice has been given and such proposals or nominations are otherwise proper for consideration under applicable law and the Company’s charter and by-laws. Notice of any proposal to be presented by any stockholder or of the name of any person to be nominated by any stockholder for election as a director of the Company at any meeting of stockholders must be delivered to the Secretary of the Company at its principal executive office not less than 60 nor more than 90 days prior to the date of the meeting. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement.

DEADLINE FOR SHAREHOLDER PROPOSALS

Because the Company intends to revert to its usual schedule and hold the next annual meeting of stockholders in May, 2004, the date by which shareholder proposals must be received by the Company for inclusion in the proxy materials relating to the next annual meeting is December 10, 2003.

Please mark, date, sign, and return the enclosed proxy immediately. No postage is necessary if mailed in the enclosed envelope in the United States. Please note, in the alternative you can vote by telephone or via the Internet.

ANNEX A

Adopted July 10, 2003

ALLEGHENY ENERGY, INC.

CORPORATE GOVERNANCE GUIDELINES

The Board of Directors (the “Board”) of Allegheny Energy, Inc. (the “Company”) has adopted these Corporate Governance Guidelines as a framework for meeting the Board’s duties and responsibilities in the governance of the Company.

I.    Board Composition

The size of the Board shall be within the range set by the By-laws of the Company and set based on the need for expertise, independence, and functional efficiency.

The Board membership should encompass a broad range of skills, expertise, industry knowledge, diversity of opinion and contacts relevant to the Company’s business.

A majority of the Board shall consist of directors who meet the independence requirements of the Securities and Exchange Commission and applicable listing standards of the New York Stock Exchange, and who do not have any other relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in overseeing the affairs of the Company.

II.    Selection of Chairman of the Board and President

The Board shall select its Chairman and the Company’s President and Chief Executive Officer in the manner it considers in the best interests of the Company. These positions may be filled by the same individual or by two different individuals.

III.    Selection of Directors

Nominations.    The Board is responsible for selecting the nominees for election to the Board. The Company’s Nominating and Governance Committee shall recommend to the Board director nominees, in addition to any individuals nominated by shareholders in accordance with Company By-laws, to be presented for shareholder approval at the annual meeting. The Nominating and Governance Committee shall also recommend to the Board nominees to fill vacancies on the Board in accordance with the By-laws.

Criteria.    The Board should, based on the recommendation of the Nominating and Governance Committee, select nominees for the position of director after considering integrity, compatibility, judgment, independence, experience and background in a relevant field, willingness to commit time and energy, and a genuine interest in the electric and gas industries.

Orientation and Continuing Education.    The Nominating and Governance Committee shall oversee the orientation of new directors which should include background material on the Company, review of its strategic plans, and meetings with senior management. In addition, orientation should familiarize new directors with financial control systems and procedures, any significant financial, accounting and risk management issues, and applicable standards of conduct.

IV.    Election Term

The Board does not believe it should establish term limits.

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V.    Retirement of Directors

A director who would be age 70 or older at the time of the election shall not stand for re-election.

VI.    Board Meetings

The Board conducts at least six regular meetings each year. In addition, at the discretion of the Board special meetings are held or action is taken by Executive Committee or by unanimous consent in accordance with the By-laws.

The agenda for each regular Board meeting will be prepared under the direction of the President in consultation with the Chairman of the Board, if the Chairman is not the President. Board members shall have an opportunity to request that items be added to the agenda. Management will seek to provide to all directors in advance of the meeting the agenda and appropriate materials concerning matters to be considered at the meeting.

Materials presented to the Board or its committees should concisely provide the information needed for the directors to make an informed judgment.

VII.    Executive Sessions

Non-management directors shall meet in executive sessions periodically, with no members of management present. The non-management directors shall designate the director who will preside at the executive sessions.

VIII.    The Committees of the Board

The Board shall have at least the committees required by federal law, the applicable listing standards of the New York Stock Exchange, and the By-laws of the Company. Currently, the Committees of the Board are the Executive Committee, the Nominating and Governance Committee, the Audit Committee, the Management Compensation and Development Committee, the Finance Committee, and the Strategic Affairs Committee. The Nominating and Governance Committee, the Audit Committee, and the Management Compensation and Development Committee each shall have a written charter in accordance with federal law and applicable listing standards.

The committee chair will prepare the committee’s agenda, in consultation with appropriate members of the Board and management. All directors, whether members of a committee or not, are invited to make suggestions to a committee chair for additions to the agenda of his or her committee or to request that an item from a committee agenda be considered by the Board. Each committee chair will give a periodic report of his or her committee’s activities to the Board.

The Nominating and Governance Committee, the Audit Committee and the Management Compensation and Development Committee shall be composed of at least three directors all of whom are ‘independent’ under federal law and the listing standards of the New York Stock Exchange applicable to that Committee.

IX.    Management Succession

At least annually, the Board shall review and concur in a succession plan, developed under the oversight of the Management Compensation and Development Committee, for selecting a successor to the President, both in an emergency and in the ordinary course of business. The succession plan should include an assessment of the experience, performance and skills for possible successors.

X.    Executive Compensation

The Board, acting through the Management Compensation and Development Committee, shall evaluate the performance of the President and the Company against the Company’s goals and objectives, and shall approve the compensation level of the President.

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The Management Compensation and Development Committee shall make recommendations for Board approval with respect to policies for compensation of executive officers other than the President, incentive compensation plans, and equity-based plans.

XI.    Board Compensation

The Board, through the Nominating and Governance Committee, should annually review the form and amount of Board compensation. Board compensation should be reasonable and competitive as determined by the Board. Directors who are employees of the Company receive no additional compensation for services to the Board.

XII.    Expectations of Directors

The business and affairs of the Company shall be managed under the direction of the Board in accordance with applicable law. The Board has developed a number of specific expectations of directors to promote the discharge of this responsibility and the efficient conduct of the Board’s business.

1.    Commitment and Attendance.    Directors should make every effort to attend meetings of the Board and meetings of committees of which they are members. Members may attend by telephone or video conference.

2.    Participation in Meetings.    Each director should be sufficiently familiar with the business of the Company to facilitate active and effective participation in the deliberations of the Board and of each committee on which he or she serves. Directors are expected to review the materials provided in advance of the meetings of the Board and its committees and should be prepared to discuss the issues presented.

3.    Ethics and Conflicts of Interest.    The Company has adopted a code of business conduct and ethics. Certain portions of the code apply to conduct and activities of directors, and directors shall be familiar with and adhere to applicable code provisions. If an actual or potential conflict of interest arises for a director, the director shall promptly inform the Chairman of the Board and the Chair of the Nominating and Governance Committee for consideration of the matter.

4.    Other Relationships.    The Company values the experience directors bring from their occupational endeavors and from other boards on which they serve, but recognizes that those commitments may also present demands on a director’s time and availability and may present conflicts or legal issues. Directors should advise the Chairman of the Board and the Chair of the Nominating and Governance Committee before accepting membership on other boards of directors or changes in other significant commitments involving affiliation with other businesses or governmental units.

5.    Contact with Management.    Directors have complete access to management in order to become and remain informed about the Company’s business and for such other purposes related to the Board’s responsibilities. The Board expects that there will be frequent opportunities for directors to meet with the President and other members of management in Board and committee meetings and in other settings. The Board encourages management to invite managers into Board meetings in order to provide further information about items being reviewed or for exposure to the Board.

6.    Contact with Other Constituencies.    Management serves as the spokesperson for the Company. Directors should not communicate with any outside individual or entity, other than consultants employed by the Board, by a committee of the Board, or by management, concerning Company business unless requested to do so by the Board or management.

7.    Confidentiality.    The proceedings and deliberations of the Board and its committees are confidential. Each director shall maintain the confidentiality of information received in connection with his or her service as a director.

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XIII.    Evaluating Board Performance

The Nominating and Governance Committee is responsible for providing annually to the Board an assessment of Board performance. The report should assess the effectiveness of the Board as a whole and the contributions of the directors.

Each committee with a written charter shall conduct a self-evaluation at least annually and report the results to the Board. Each committee’s evaluation shall compare the performance of the committee with the requirements of its written charter.

XIV.    Reliance on Management and Outside Advice

In performing its functions, the Board is entitled to rely on the advice, reports and opinions of management, counsel, accountants, auditors and other expert advisors. The Board shall have the authority to retain and approve the fees and retention terms of its outside advisors. Committees of the Board shall also have the authority to retain and approve the fees and retention terms of outside advisors to the committee.

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ANNEX B

Initially adopted 09/12/2003

Effective as of 2003 Annual

Meeting of Stockholders

ALLEGHENY ENERGY, INC.

AUDIT COMMITTEE CHARTER

I.    Composition of the Audit Committee

The Audit Committee of Allegheny Energy, Inc. (the “Company”) shall be comprised of at least three directors, each of whom the Board has determined has no material relationship with the Company and each of whom is otherwise “independent” under the rules of the New York Stock Exchange, Inc. and the Sarbanes-Oxley Act of 2002 (the “2002 Act”). The Board shall also determine that each member is “financially literate,” and that one member of the Audit Committee has “accounting or related financial management expertise,” as such qualifications are interpreted by the Board of Directors in its business judgment.

No director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee, and discloses this determination in the Company’s annual proxy statement. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company other than (i) director’s fees, which may be received in cash, stock options or other in-kind consideration ordinarily available to directors; (ii) a pension or other deferred compensation for prior service that is not contingent on future service; and (iii) any other regular benefits that other directors receive.

Members shall be appointed by the Board based on nominations recommended by the Company’s Nominating and Governance Committee, and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

The Board shall designate one member of the Audit Committee as its chairperson.

II.    Purposes of the Audit Committee

The purposes of the Audit Committee are to:

1.	assist Board oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the independent auditors and the Company’s internal audit function; and

2.	prepare the report required to be prepared by the Audit Committee pursuant to the rules of the SEC for inclusion in the Company’s annual proxy statement.

The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management and the Audit Services department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Company’s annual financial statements, and reviews of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q. It is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants.

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The independent auditors for the Company are accountable to the Board and the Audit Committee, as representatives of the shareholders. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the independent auditors. The Audit Committee has the authority and responsibility to appoint, retain and terminate the Company’s independent auditors, subject to shareholder ratification. The independent auditors shall report directly to the Audit Committee.

The independent auditors shall submit to the Audit Committee annually a formal written statement (the “Auditors’ Statement”) describing: the auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and, to assess the auditors’ independence, all relationships between the independent auditors and the Company, including each non-audit service provided to the Company and the matters set forth in Independence Standards Board Standard No. 1.

The independent auditors shall submit to the Audit Committee annually a formal written statement of the fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent auditors: (i) the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company’s financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent auditors, in the aggregate and by each service.

III.    Meetings of the Audit Committee

The Audit Committee shall meet at least once every fiscal quarter and more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. The Audit Committee should meet separately at least quarterly with management, the director of the Audit Services department and the independent auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

IV.    Duties and Powers of the Audit Committee

To carry out its purposes, the Audit Committee shall have the following duties and powers:

1.	with respect to the independent auditors,

(i)	to appoint, retain and terminate the independent auditors, subject to shareholder ratification, including sole authority to approve all audit engagement fees and terms;

(ii)	to pre-approve, or to adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditors, and to consider whether the outside auditors’ provision of non-audit services to the Company is compatible with maintaining the independence of the outside auditors;

(iii)	to ensure that the independent auditors prepare and deliver annually an Auditors’ Statement, it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement, and to discuss with the independent auditors any relationships or services disclosed in this Statement that may impact the quality of audit services or the objectivity and independence of the Company’s independent auditors;

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(iv)	to obtain from the independent auditors in connection with any audit a timely report relating to the Company’s annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any “management” letter or schedule of unadjusted differences;

(v)	to review and evaluate the qualifications, performance and independence of the lead audit partner of the independent auditors;

(vi)	to discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner and consider whether there should be a regular rotation of the audit firm itself;

(vii)	to take into account the opinions of management and the Company’s internal auditors in assessing the independent auditors’ qualifications, performance and independence; and

(viii)	to instruct the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the shareholders;

2.	with respect to the Audit Services department,

(i)	to review the appointment, compensation and replacement of the director of the Audit Services department;

(ii)	to advise the director of the Audit Services department that he or she is expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the Audit Services department and management’s responses thereto; and

(iii)	to review and approve the Internal Audit Plan, and the budget and staffing of the Audit Services department.

3.	with respect to financial reporting principles and policies and internal audit controls and procedures,

(i)	to advise management, the Audit Services department and the independent auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices;

(ii)	to consider any reports or communications, and management’s and/or the Audit Services department’s responses thereto, submitted to the Audit Committee by the independent auditors required by or referred to in SAS 61, as codified by AU Section 380, as it may be modified or supplemented.

(iii)	to meet with management, the independent auditors and, if appropriate, the director of the Audit Services department:

•	to discuss the scope of the annual audit;

•	to discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	to discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the Audit Services department or the independent auditors, relating to the Company’s financial statements;

•	to discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management;

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•	to discuss any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company;

•	to review the form of opinion the independent auditors propose to render to the Board of Directors and shareholders; and

•	to discuss, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

(iv)	to inquire of the Company’s chief executive officer and chief financial officer as to the existence of any significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data, any material weaknesses in internal controls, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls;

(v)	to discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company’s exposure to risk, and to discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

(vi)	to obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934;

(vii)	to discuss with the Company’s General Counsel any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company’s business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies;

(viii)	to discuss earnings press releases;

(ix)	to discuss the types of financial information and earnings guidance provided, and the types of presentations made, to analysts and rating agencies;

(x)	to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters; and

(xi)	to establish hiring policies for employees or former employees of the independent auditors;

4.	with respect to reporting and recommendations,

(i)	to prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the SEC to be included in the Company’s annual proxy statement;

(ii)	to review this Charter at least annually and recommend any changes to the full Board of Directors;

(iii)	to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate; and

4

(iv)	to prepare and review with the Board an annual performance evaluation of the Audit Committee, which evaluation must compare the performance of the Audit Committee with the requirements of this charter. The performance evaluation by the Audit Committee shall be conducted in such manner as the Audit Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Audit Committee or any other member of the Audit Committee designated by the Audit Committee to make this report.

V.    Delegation to Subcommittee

The Audit Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Audit Committee. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

VI.    Resources and Authority of the Audit Committee

The Audit Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management.

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ANNEX C

Adopted July 10, 2003

ALLEGHENY ENERGY, INC.

NOMINATING AND GOVERNANCE COMMITTEE CHARTER

Composition

The Nominating and Governance Committee of the Board of Directors (the “Committee”) shall be comprised of three or more independent directors appointed by the Board who meet the independence requirements of the Securities and Exchange Commission (“SEC”) and applicable listing standards of the New York Stock Exchange (“NYSE”), and who do not have any material relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of the Committee.

One of the members of the Committee shall be its Chairperson, either by designation by the Board of Directors or, in the absence of such designation by the Board of Directors, by the Committee itself. The Committee may, as it deems necessary and appropriate, delegate any of its duties to subcommittees comprised solely of members of the Committee.

Mission

The mission of the Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to matters of corporate governance, and to identify and recommend individuals to the Board of Directors for nomination as directors.

Meetings

The Chairperson of the Committee will preside at each meeting and, in consultation with the other members of the Committee, will set the frequency and length of each meeting and the agenda items to be addressed at each meeting. The Chairperson of the Committee shall ensure that the agenda for each meeting is circulated to each Committee member in advance of the meeting. The Committee shall meet at least two times annually and more frequently if circumstances dictate. The Committee shall meet at such times and upon such notice as it may determine, shall report all proceedings to the Board of Directors and shall keep regular minutes of its meetings.

Responsibilities

In furtherance of its mission, the Committee shall have authority to:

(1)	develop and recommend to the Board of Directors a set of corporate governance principles and a code of business conduct and ethics applicable to the Company, and review and reassess the adequacy of such guidelines annually and recommend to the Board of Directors any changes deemed appropriate;

(2)	monitor changes in SEC and NYSE standards, as well as developments in the corporate governance field generally;

(3)	review periodically Board leadership and all committees of the Board of Directors and make recommendations thereon;

(4)	assess on a regular basis the effectiveness of the Board of Directors as a whole and the contributions of the directors;

(5)	recommend that the Board of Directors establish such special committees as may be necessary or appropriate to address ethical, legal or other matters that may arise;

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(6)	review the independence of directors, as may be required by SEC and applicable listing standards of the NYSE, and make recommendations to the Board of Directors;

(7)	consider questions of possible conflicts of interest of Board of Directors members and of senior executives, and make recommendations to the Board of Directors;

(8)	annually review Director compensation and benefits;

(9)	oversee the search for individuals qualified to become Directors and recommend Director nominees for Board approval. The Committee shall recommend individuals as Director nominees after consideration of the following factors: integrity, compatibility, judgment, independence, experience and background in a relevant field, willingness to commit time and energy, and a genuine interest in the electric and gas industries;

(10)	annually assess Board size, and skills represented therein, and recommend supplementing the Board if appropriate;

(11)	assess any conflict of interest issues relating to external advisors;

(12)	oversee that a mechanism exists for the handling of shareholder and employee communications to the Board;

(13)	make recommendations to the Board as it deems appropriate with respect to shareholder issues;

(14)	annually conduct a self-evaluation of the Committee by comparing the Committee’s performance to the requirements of this charter.

Resources and Authority

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking the approval of the Board of Directors or management. With respect to consultants or search firms used to identify director candidates, the authority shall be vested solely in the Committee.

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                             [ALLEGHENY ENERGY LOGO]

                              10435 DOWNSVILLE PIKE
                           HAGERSTOWN, MARYLAND 21740

                 PROXY FOR USE AT ANNUAL MEETING OF STOCKHOLDERS
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Allegheny Energy, Inc., a Maryland corporation (the "Company"), hereby appoints Paul J. Evanson, David B. Hertzog, and Robert T. Vogler, and each of them, as Proxies for the undersigned with full power of substitution in each of them, to attend the Annual Meeting of
Stockholders of the Company to be held at the Grand Hyatt New York, Park Avenue at Grand Central Station, New York, NY, on November 14, 2003, at 10:00 a.m., New
York time, and at the meeting and at any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all power possessed by the undersigned as if personally present at the meeting and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the
Notice of the Annual Meeting of Stockholders and of the accompanying Proxy
Statement and revokes any proxy heretofore given with respect to such meeting.

     When properly executed and returned, this proxy will be voted as specified by the undersigned stockholder. If no voting specification is made, this proxy will be voted "FOR the nominees" in item 1 and "FOR" item 2 and "AGAINST" items
3 through 11. Further, on any other shareholder proposals properly presented involving procedural or ministerial issues relating to items 3 through 11 or similar matters, this proxy will be voted in accordance with proxy holders'
discretion.

              (This proxy is continued on the reverse side. Please
         mark, sign, and date on the reverse side and return promptly.)

    Address Change/Comments (Mark the corresponding box on the reverse side)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                             YOUR VOTE IS IMPORTANT!

         You can authorize the proxies to cast your votes and otherwise represent you at the Annual Meeting in one of three ways:

 1. Mark, sign, and date your proxy card and return it promptly in the enclosed envelope.

                                       or

 2. Call toll-free 1-800-435-6710 on a touch-tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                       or

 3. Visit our internet address: http://www.eproxy.com/aye and follow the instructions.

                              Thank you for voting.

-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                       Please Mark Here
                                                       for Address Change
                                                       or Comments          [ ]

                                                       SEE REVERSE SIDE

                                                                        WITHHOLD
                                                              FOR all   for all
                                                             nominees   nominees
The Board of Directors recommends a vote "FOR" Items 1 and 2.   [ ]       [ ]

Item 1 - Election of the following nominees as Directors:
         01 H. Furlong Baldwin
         02 Julia L. Johnson
         03 Gunnar E. Sarsten

To withhold authority to vote for any nominee(s) write the name(s) on the line below

-------------------------------------------------------------------------------
Item 2 - Approval of appointment of PricewaterhouseCoopers LLP as independent accountants.

                                                   FOR     AGAINST     ABSTAIN
                                                   [ ]       [ ]         [ ]

The Board of Directors recommends a vote "AGAINST" Items 3 through 11.

                                                   FOR     AGAINST     ABSTAIN
Item 3 - Shareholder                               [ ]       [ ]         [ ]
         proposal regarding
        "poison pills."

Item 4 - Shareholder
         proposal regarding
         "indexed options."                        [ ]       [ ]         [ ]

Item 5 - Shareholder
         proposal regarding
         "performance-based
         stock options."                           [ ]       [ ]         [ ]

Item 6 - Shareholder
         proposal regarding
         "option expensing."                       [ ]       [ ]         [ ]

Item 7 - Shareholder proposal
         regarding "independent board
         chairman."                                [ ]       [ ]         [ ]

Item 8 - Shareholder proposal
         regarding "allow simple majority
         vote."                                    [ ]       [ ]         [ ]

Item 9 - Shareholder proposal
         regarding "annual election of
         directors."                               [ ]       [ ]         [ ]

Item 10 - Shareholder proposal
          regarding "auditor fees."                [ ]       [ ]         [ ]

Item 11 - Shareholder proposal
          regarding "reincorporation."             [ ]       [ ]         [ ]

Signature(s)______________________________________________  Date __________ 2003
NOTE: Please sign your name(s) exactly as shown above.
--------------------------------------------------------------------------------
                               FOLD AND DETACH HERE

                            [ALLEGHENY ENERGY LOGO]

                      Vote by Internet, Telephone, or Mail
                          24 Hours a Day, 7 Days a Week

  Internet and telephone voting is available through 11:00 p.m. (Eastern Time)
                      the day prior to annual meeting day.

      Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed,
                         and returned your proxy card.

                                    Internet
                           http://www.eproxy.com/aye

Use the internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

                                       OR

                                    Telephone
                                 1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

                                       OR

                                      Mail

                              Mark, sign, and date
                                your proxy card
                              and return it in the
                             enclosed postage-paid
                                   envelope.

              If you vote your proxy by internet or by telephone,
                 you do NOT need to mail back your proxy card.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                        NO ONE ADMITTED WITHOUT A TICKET

                                Admission Ticket
                             ALLEGHENY ENERGY, INC.
                      2003 Annual Meeting of Stockholders

                            Friday, November 14, 2003
                                   10:00 a.m.
                            The Grand Hyatt New York
                            Empire State Ballroom B
                                  New York, NY